UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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CHEROKEE INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CHEROKEE INC.
6835 Valjean Avenue
Van Nuys, California 91406

July 15, 2007

To our Stockholders,

I am pleased to invite you to attend the 2007 Annual Meeting of Stockholders of Cherokee Inc., to be held on Tuesday, August 28, 2007, at 10:00 a.m. (Pacific Time) at the Shutters on the Beach Hotel, One Pico Boulevard, Santa Monica, California 90405, telephone # (310) 458-0030.

At the Annual Meeting, we expect to consider and act upon the following matters:

1.      To elect five directors to the Board of Directors who will serve until the 2008 Annual Meeting of Stockholders of Cherokee Inc. and until their successors have been duly elected and qualified;

2.      To approve the proposed amendment to the Second Revised and Restated Management Agreement between Cherokee Inc. and The Newstar Group d/b/a The Wilstar Group, pursuant to which Robert Margolis provides his services as the Company’s Chairman and Chief Executive Officer; and

3.      To transact such other business as may be properly brought before the meeting or any postponement or adjournment thereof.

Details regarding admission to the meeting and the business to be conducted at the meeting are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

Your vote is important. Whether or not you plan to attend the Annual Meeting, I hope you will vote as soon as possible. Voting by written proxy will ensure your representation at the Annual Meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options.

Thank you for your ongoing support of and continued interest in Cherokee.

Sincerely,

Robert Margolis
Chairman and Chief Executive Officer

CHEROKEE INC.
6835 Valjean Avenue
Van Nuys, California 91406

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On August 28, 2007

NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of the Stockholders of Cherokee Inc. will be held at the Shutters on the Beach Hotel, One Pico Boulevard, Santa Monica, California 90405, telephone # (310) 458-0030, on Tuesday, August 28, 2007 at 10:00 a.m. (Pacific Time) for the following purposes:

1.      To elect five directors to the Board of Directors who will serve until the 2008 Annual Meeting of Stockholders of Cherokee Inc. and until their successors have been duly elected and qualified;

2.      To approve the proposed amendment to the Second Revised and Restated Management Agreement between Cherokee Inc. and The Newstar Group d/b/a The Wilstar Group, pursuant to which Robert Margolis provides his services as the Company’s Chairman and Chief Executive Officer; and

3.      To transact such other business as may be properly brought before the meeting or any postponement or adjournment thereof.

Stockholders of record at the close of business on June 28, 2007 will be entitled to notice of and to vote at the annual meeting or any adjournments thereof. A list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder for any purpose germane to the annual meeting during normal business hours for ten days prior to the annual meeting.

The Board of Directors urges each stockholder to read carefully the enclosed proxy statement, which is incorporated herein by reference.

By Order of the Board of Directors,

Carol A. Gratzke
Secretary

Van Nuys, California
July 15, 2007

IMPORTANT

Whether or not you expect to attend the annual meeting in person, please complete, date, sign and return the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. Your proxy will be revocable any time prior to its exercise either in writing or by voting your shares personally at the annual meeting.

CHEROKEE INC.
6835 Valjean Avenue
Van Nuys, California 91406

PROXY STATEMENT
2007 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On August 28, 2007

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Cherokee Inc., a Delaware corporation (“Cherokee” or the “Company”), of proxies to be used at the 2007 Annual Meeting of Stockholders to be held at the Shutters on the Beach Hotel, One Pico Boulevard, Santa Monica, California, on August 28, 2007, at 10:00 a.m. (Pacific Time) and at any adjournments or postponements thereof (the “Annual Meeting”). A form of the proxy is enclosed for use at the Annual Meeting. Stockholders are being asked to vote upon (1) the election of five directors to the Board of Directors, (2) the proposed amendment to the to the Second Revised and Restated Management Agreement between Cherokee Inc. and The Newstar Group d/b/a The Wilstar Group, pursuant to which Robert Margolis provides his services as the Company’s Chairman and Chief Executive Officer (the “Management Agreement”) and (3) such other business as may properly come before the Annual Meeting. The approximate date on which this Proxy Statement and form of proxy are being mailed to the stockholders is July 15, 2007.

Record Date, Outstanding Shares and Voting

The Company’s Board of Directors has fixed June 28, 2007 as the record date to determine stockholders entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 8,912,235 shares of common stock outstanding. Each stockholder of record at the close of business on June 28, 2007 is entitled to one vote for each share of common stock then held on each matter to come before the Annual Meeting, or any adjournments or postponements thereof.

Quorum and Voting Requirements

A majority of the votes eligible to be cast at the Annual Meeting by holders of common stock, or 4,456,118 votes, represented in person or by proxy at the Annual Meeting is required for a quorum. Under Delaware law, shares represented by proxies that reflect abstentions or “broker non-votes” will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Broker non-votes are shares held by a broker or nominee which are represented at the meeting but with respect to which such broker or nominee is not empowered to vote on a particular proposal. Under the rules that govern brokers, brokers who have record ownership of shares have the authority to vote on certain “routine” matters even when they have not received instructions from the beneficial owners of such shares. Routine matters include the election of directors, increases in authorized common stock for general corporate purposes and ratification of auditors. Non-routine matters include approval of the proposed amendment to the Management Agreement. Broker non-votes are not expected to result from the vote on any of the proposals being voted on at the Annual Meeting other than the proposal to approve the proposed amendment to the Management Agreement.

Directors will be elected by a favorable vote of a plurality of the shares of common stock present and entitled to vote, in person or by proxy, at the Annual Meeting. The nominees receiving the five highest number of votes will become directors. Abstentions will not affect whether the election of any nominee to the Board of Directors is approved at the Annual Meeting. The Company’s Certificate of Incorporation

does not provide for cumulative voting. The other proposals submitted for stockholder approval at the Annual Meeting, including approval of the proposed amendment to the Management Agreement, will be decided by the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposals.

Voting and Revocation of Proxies

If no instructions are given on the proxy, all shares represented by valid proxies received pursuant to this solicitation and not revoked before they are voted will be voted FOR the directors nominated by the Board of Directors, and FOR approval of the proposed amendment to the Management Agreement, and as recommended by the Board of Directors with regard to all other matters or if no such recommendation is given, in the discretion of the proxy holder. Proxies marked “withhold” and/or “abstain” will be counted towards the quorum requirement but will not be voted for the election of the director nominees to the Board of Directors or for approval of the proposed amendment to the Management Agreement.

A proxy may be revoked at any time before it is exercised by giving written notice of revocation to the Secretary of the Company or by submitting, prior to the time of the meeting, a properly executed proxy bearing a later date. Stockholders having executed and returned a proxy, who attend the meeting and desire to vote in person, are required to so notify the Secretary of the Company prior to the beginning of the Annual Meeting.

Security Ownership of Certain Beneficial Owners and Management

The following table includes information as to the number of shares of our common stock beneficially owned as of June 28, 2007, by the following:

•       each stockholder known by the Company to beneficially own more than 5% of the outstanding shares of its common stock;

•       each director and nominee;

•       the Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers (collectively, the “Named Executive Officers”) for the fiscal year ended February 3, 2007 (“Fiscal 2007”); and

•       all of the Named Executive Officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which is sometimes referred to herein as the Commission, and includes voting and investment power with respect to shares. Unless otherwise indicated below, to the Company’s knowledge, all persons named in the table have sole voting and investment power with respect to shares of common stock identified below, except to the extent authority is shared by spouses under applicable law. Beneficial ownership includes any shares that the person has the right to acquire within 60 days of June 28, 2007, through the exercise of any stock option or other equity right. Shares that a person has the right to acquire are deemed to be outstanding for the purpose of computing the percentage ownership of that person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

The Company has no outstanding warrants, convertible preferred stock or convertible debt. Unless otherwise indicated in the notes to the table, the address of each director, Named Executive Officer and 5% stockholder listed in the table below is c/o Cherokee Inc., 6835 Valjean Avenue, Van Nuys, CA 91406. As of June 28, 2007, there were 8,912,235 shares of our common stock outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
5% Stockholders
Robert Margolis(1)	1,079,733	12.1%
Barclays Global Investors, NA(2)	762,474	8.6%
Kayne Anderson Rudnick Investment Management, LLC(3)	718,639	8.1%
FMR Corp.(4)	506,058	5.7%
Directors
Robert Margolis(1)	1,079,733	12.1%
Jess Ravich	39,670	*
Keith Hull	10,000	*
Tim Ewing	123,978	1.4%
Dave Mullen	5,000	*
Other Named Executive Officers
Howard Siegel(5)	53,279	*
Sandi Stuart(6)	66,666	*
Russell J. Riopelle(7)	61,828	*
Mark Nawrocki(8)	16,999	*
All executive officers and directors as a group (9 persons)(9)	1,457,153	16.4%

(1)                       Includes 794,733 shares held directly by Robert Margolis, and 135,000 shares owned by The Newstar Group, Inc. d/b/a The Wilstar Group (“Wilstar”). Mr. Margolis is the sole shareholder of Wilstar. Also includes 150,000 shares contributed to the Robert Margolis Foundation, Inc. Mr. Margolis expressly disclaims beneficial ownership of the shares held by the Robert Margolis Foundation.

(2)                       The information reported is based on a Schedule 13F report with a reporting date of March 31, 2007, filed with the Securities and Exchange Commission by Barclays Global Investors, NA and affiliated entities. Barclays Global Investors, NA reports its address as 45 Fremont Street, San Francisco, CA 94105.

(3)                       The information reported is based on a Schedule 13F report with a reporting date of March 31, 2007, filed with the Securities and Exchange Commission by Kayne Anderson Rudnick Investment Management, LLC. Kayne Anderson Rudnick Investment Management, LLC reports its address as 1800 Avenue of the Stars, 2nd Floor, Los Angeles, CA 90067.

(4)                       The information reported is based on a Schedule 13F report with a reporting date of March 31, 2007, filed with the Securities and Exchange Commission by FMR Corp. and affiliated entities. FMR Corp. reports its address as 82 Devonshire Street, Boston, MA 02109.

(5)                       Includes 3,333 shares of our common stock issuable upon the exercise of stock options exerciseable within sixty days of June 28, 2007.

(6)                       Includes 13,333 shares of our common stock issuable upon the exercise of stock options exerciseable within sixty days of June 28, 2007.

(7)                       Includes 47,324 shares of our common stock issuable upon the exercise of stock options exerciseable within sixty days of June 28, 2007.

(8)                       Includes 16,999 shares of our common stock issuable upon the exercise of stock options exerciseable within sixty days of June 28, 2007.

(9)                       Includes 80,989 shares of our common stock issuable upon the exercise of stock options exerciseable within sixty days of June 28, 2007.

ITEM 1.   ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will be asked to elect five directors to serve until the next Annual Meeting of stockholders and until their respective successors are elected and qualified. All five incumbent directors have been nominated for re-election for one-year terms. Mr. Margolis has been nominated pursuant to the terms of the Management Agreement. See “Item 2.—Approval of Proposed Amendment to the Management Agreement—Summary of the Management Agreement” below. None of the nominees has any family relationship to any other nominee or to any executive officer of the Company. Directors will be elected by a favorable vote of a plurality of the shares of common stock present and entitled to vote, in person or by proxy, at the Annual Meeting.

In the event that any nominee for director should become unavailable, it is intended that votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Board of Directors. The Board of Directors has no present knowledge that any of the persons named will be unavailable to serve.

Information Concerning Directors and Nominees for Board of Directors

The following table sets forth the principal occupation or employment and principal business of the employer, if any, of each director and nominee for director, as well as his age, business experience, other directorships held by him and the period during which he has previously served as director of the Company. Each nominee has consented to being named in this Proxy Statement as a nominee for election as director and has agreed to serve as a director if elected.

Name, Age and Present Position with the Company	Principal Occupation for Past Five Years; Other Directorships; Business Experience
Robert Margolis, 59 Director, Chairman of the Board of Directors and Chief Executive Officer

Mr. Margolis has been a director since May 1995. Mr. Margolis was appointed Chairman of the Board of Directors and Chief Executive Officer on May 5, 1995. Mr. Margolis was the co-founder of the Company’s Apparel Division in 1981. He had been the Co-Chairman of the Board of Directors, President and Chief Executive Officer since June 1990 and became Chairman of the Board of Directors on June 1, 1993. Mr. Margolis resigned all of his positions with the Company on October 31, 1993 and entered into a one-year consulting agreement with the Company. Subsequently, Mr. Margolis rejoined us as Chairman and Chief Executive Officer in 1995. Mr. Margolis’ services as Chief Executive Officer are provided pursuant to the terms of the Management Agreement. See “Item 2.—Approval of Proposed Amendment to the Management Agreement—Summary of the Management Agreement” below.

Timothy Ewing, 46 Director

Mr. Ewing has been a director since September 1997. Mr. Ewing, a Chartered Financial Analyst, is the managing partner of Ewing & Partners and the manager of Value Partners, Ltd., a private investment partnership formed in 1989, and of the Endurance Partnerships, formed in 2001. Mr. Ewing has been a member of the board of directors of Harbourton Capital Group (OTC: HBTC) in McLean, Virginia since 2000, and TransWorld Corporation (OTC: TWOC) in New York, New York since 2004. In addition, Mr. Ewing was the chairman until recently and remains an executive board member of the Dallas Museum of Natural History, and sits on the board of directors of The Dallas Opera, the board of trustees of the Baylor HealthCare System Foundation and the advisory board of the Holocaust Studies Program at the University of Texas at Dallas.

Dave Mullen, 72 Director

Mr. Mullen has been a Director since May 2000. For more than nine years, he was the President and CEO of Robinson’s-May in North Hollywood, California until he retired from The May Department Stores in July 1999. Mr. Mullen joined The May Department Stores in March 1988 and from March 1988 to June 1988 was the President and CEO of Goldwater’s in Phoenix, Arizona. From June 1988 to January 1991 he was President and CEO of Filene’s in Boston, Massachusetts and in January 1991 became the President and CEO of Robinson’s-May in North Hollywood.

Jess Ravich, 49 Director

Mr. Ravich has been a Director since May 1995. Mr. Ravich is the Chairman and Chief Executive Officer of Libra Securities, LLC, a Los Angeles based investment banking firm that focuses on capital raising and financial advisory services for middle market corporate clients and the sales and trading of debt and equity securities for institutional investors. Prior to founding Libra in 1991, Mr. Ravich was an Executive Vice President at Jefferies & Co., Inc. and a Senior Vice President at Drexel Burnham Lambert. From November 2004 through November 2006, Mr. Ravich served on the board of managers of OpBiz, LLC. Mr. Ravich also serves as the chairman of the board of directors of ALJ Regional Holdings, Inc. In addition to his professional responsibilities, Mr. Ravich is on the Undergraduate Executive Board of the Wharton School and the Board of Trustees of the Archer School for Girls.

Keith Hull, 54 Director

Mr. Hull has been a director since June 1995. Mr. Hull is currently the Vice President, Marketing and Sales at Global Emergency Resources, LLC, a technology company offering its products to hospitals and public health organizations for critical resource tracking during emergencies. For eight years, Mr. Hull was President of Avondale Fabrics and Corporate Vice President of its parent, Avondale Mills Inc. In 2004, Mr. Hull was named President and COO of Avondale Mills. Avondale Mills is a diversified manufacturer of textiles. In addition, Mr. Hull was a member of the board of the Avondale Foundation from August 2000 to February 2007. From 2002 to June 2006, Mr. Hull was a member of the University of South Carolina—Aiken’s Partnership board.

Meetings and Committees of the Board of Directors

The business affairs of the Company are managed under the direction of the Board of Directors, although the Board of Directors is not involved in day-to-day operations. During Fiscal 2007, the Board of Directors met five times and took action by written consent on seven occasions. Each director attended at least 80% of all Board of Directors and applicable committee meetings during Fiscal 2007. The Company encourages all of its directors to attend Annual Meetings of stockholders. All directors attended the 2006 Annual Meeting of stockholders.

The Board of Directors does not currently provide a process for stockholders to send communications directly to the Board of Directors. However, communications may be sent by stockholders to the Secretary c/o Cherokee Inc., 6835 Valjean Avenue, Van Nuys, California 91406, who will forward any received communications to the Board of Directors.

Audit Committee

The primary functions of the Company’s Audit Committee are: to select, evaluate and, where appropriate, replace a firm of independent certified public accountants to conduct, among other things, the annual audit of the Company’s books and records; to review with the independent accountants the scope and results of the annual audit and quarterly reviews prior to the filing of a report on Form 10-K or 10-Q with the Securities and Exchange Commission; to meet with the independent accountants and management in connection with each annual audit to discuss the scope of the audit and the procedures to be followed; to review and discuss the Company’s financial statements with the Company’s management; to consult with the independent accountants and management with regard to the adequacy of the Company’s system of internal accounting and financial controls; to discuss with management and the independent accountants the Company’s practices with respect to risk assessment, risk management and critical accounting policies; to receive from the independent auditors the report required by Independence Standards Board Standard No. 1 as in effect at that time and discuss it with the independent auditors; to review and reassess annually the adequacy of its charter; to prepare a report each year for inclusion in the Company’s annual Proxy Statement; and to pre-approve all auditing services and permitted non-audit services to be performed for the Company by its independent accountants. The Cherokee Board of Directors has adopted a written charter for the Audit Committee, which is available on the Company’s website at www.thecherokeegroup.com. In addition, the Board of Directors has determined that all of the members of the Audit Committee are “independent,” as defined by the rules of The Nasdaq Stock Market, Inc. and Rule 10A-3 of the Exchange Act.

Representatives of the Company’s independent public accountants are invited to attend meetings of the Audit Committee and certain members of management may also be invited to attend. In Fiscal 2007, the Audit Committee consisted of three non-employee directors: Mr. Hull, Mr. Mullen and Mr. Ravich (Chairman), and Mr. Ravich is the Company’s designated Audit Committee Financial Expert. The Audit Committee met six times during Fiscal 2007. All members of the Audit Committee attended all of the Audit Committee meetings in Fiscal 2007.

Any stockholder or employee may submit at any time a complaint or concern to the Audit Committee regarding any questionable accounting, internal accounting controls or auditing matters concerning the Company by writing c/o Keith Hull, Cherokee Inc., 6835 Valjean Avenue, Van Nuys, California 91406.

Compensation Committee

The Company’s compensation program for executive officers is administered by the Compensation Committee of the Board of Directors. The Compensation Committee is responsible for setting and administering executive officer salaries and the annual bonus and long-term incentive plans that govern the compensation paid to the Company’s executives. The Compensation Committee consists of Mr. Ewing

(Chairman), Mr. Ravich and Mr. Hull, all of whom are non-employee directors and outside directors within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and Section 162(m) of the Internal Revenue Code, respectively. The Board of Directors has determined that all of the members of the Compensation Committee are “independent,” in accordance with Rule 4350(c) rules of The Nasdaq Stock Market, Inc. The Compensation Committee met twice during Fiscal 2007 and took action by written consent on two occasions during Fiscal 2007.

Compensation Committee Interlocks and Insider Participation

Except for Mr. Margolis, who is a director and Chief Executive Officer of the Company, as well as the sole shareholder of Wilstar, none of the executive officers of the Company has served on the Board of Directors or on the Compensation Committee of any other entity, any of whose officers served either on the Board of Directors or on the Compensation Committee of the Company.

Nominating Committee

The Company does not have a standing nominating committee, which the Board of Directors determined is not necessary given the relatively small size of the Company’s Board of Directors and management team, limited scope of operations and simplicity of the Company’s business. In accordance with the Nasdaq rules, commencing in fiscal year 2004, only the members of the Board of Directors who qualify as “independent directors” within the meaning of Rule 4200(a)(15) of the Nasdaq Rules will perform the functions of the nominating committee. These functions include reviewing and recommending to the full Board of Directors issues relating to the Board’s composition and structure; establishing criteria for membership and evaluating corporate policies relating to the recruitment of Board members; and making recommendations regarding proposals submitted by stockholders. The independent directors will evaluate nominees recommended by stockholders in the same manner as they evaluate other nominees. A stockholder who wishes to suggest a prospective nominee for the Board of Directors should notify the Company, the Secretary of the Company or any independent director in writing with any supporting material the stockholder considers appropriate. The independent directors will review each potential candidate’s qualifications, including the following criteria: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; experience in the Company’s industry and with relevant social policy concerns; experience as a board member of another publicly held company; academic expertise in an area of the Company’s operations; and practical and mature business judgment.

All of the nominees for director being voted upon at the Annual Meeting are directors standing for re-election.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to the Company’s directors, officers (including the Chief Executive Officer, Chief Financial Officer, Controller and persons performing similar functions), employees, agents and consultants. This Code satisfies the requirements of a “code of business conduct and ethics” under Rule 4350-7 of the Nasdaq Rules and a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and applicable SEC rules.

Directors’ Remuneration and Stock Options

For their services on the Board of Directors during Fiscal 2007, each non-employee director was paid a retainer fee of $25,000 per annum. The fees are paid in quarterly increments. In addition to the general retainer for board service, non-employee directors who serve on board committees are entitled to additional compensation as follows: Audit Committee members received $5,000 and Compensation Committee members received $2,500 per each formal meeting and Audit Committee members also receive an additional retainer fee of $15,000 per annum.

During the fiscal year ended January 28, 2006 (“Fiscal 2006”) and Fiscal 2007 none of the current directors exercised any stock options to purchase common stock of Cherokee Inc.

Directors’ Remuneration for Fiscal 2007

The following table sets forth certain information concerning the compensation of the Company’s directors for Fiscal 2007:

Name	Fees Earned or Paid in Cash ($)	Total ($)
Tim Ewing	$30,000	$30,000
Keith Hull	$75,000	$75,000
Dave Mullen	$70,000	$70,000
Jess Ravich(1)	$125,000	$125,000

(1)                       During the fourth quarter of Fiscal 2007, in connection with the closing of the termination of the Finder’s Agreement between the Company and Mossimo, Inc. (“Mossimo”) dated as of March 2000 (the “Finder’s Agreement”), which resulted in a payment to the Company of $33.0 million, the Company awarded director Jess Ravich a bonus in the amount of $50,000 for his extraordinary board services. Mr. Ravich closely oversaw management’s activities in connection with the negotiation and consummation of the termination of the Finder’s Agreement and the previously disclosed Termination and Settlement Agreement between the Company and Iconix Brand Group, Inc. (“Iconix”) entered into as of April 27, 2006 in connection with Iconix’s acquisition of Mossimo. The Board determined that given the size and the complexity of these transactions, close board oversight was appropriate, and the $50,000 bonus was paid for the additional time performing such oversight. The payment was approved by the disinterested members of the Company’s Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR EACH OF THE DIRECTORS NOMINATED IN ITEM 1.

ITEM 2.   APPROVAL OF THE AMENDMENT TO THE MANAGEMENT AGREEMENT

On April 11, 2007, the Company’s Compensation Committee recommended and the Company’s Board of Directors adopted (Mr. Margolis abstaining), subject to stockholder approval, the First Amendment (the “Proposed Amendment”) to the Second Revised and Restated Management Agreement between the Company and The Newstar Group d/b/a The Wilstar Group (“Wilstar”) dated as of November 29, 1999 (the “Management Agreement”), pursuant to which Mr. Margolis provides his management services as the Company’s Chief Executive Officer and Chairman of the Board. Copies of the Management Agreement and the Proposed Amendment are attached to this proxy statement as Appendix A and Appendix B, and incorporated herein by reference. Stockholders are encouraged to read both the Management Agreement and the Proposed Amendment, and the description set forth below of both such documents are qualified by reference to the full text of such documents.

Overview of the Proposed Amendment

The Proposed Amendment effects two principal changes to the Management Agreement:

•       The provisions regarding extension of the term are amended to measure company performance without consideration of revenues and expenses associated with extraordinary transactions;

•       The provision regarding payment to Mr. Margolis in the event of a termination without cause is amended to reduce the payment by disregarding revenues received from Mossimo, Inc. (“Mossimo”) during Fiscal 2007, which includes both the extraordinary revenues and ordinary course royalties, and also the related expenses associated with the termination of the Finder’s Agreement with Mossimo, Inc. dated as of March 2000 (the “Finder’s Agreement”).

The Board believes the Proposed Amendment is in the best interests of the Company and its stockholders because (a) it is designed to ensure that Mr. Margolis continues to provide his services to the company and (b) it reduces the significant payment that would likely be due to Mr. Margolis in the event of a strategic transaction that resulted in his termination. Thus, the Board has concluded that this serves the interests of the Company and its stockholders by enhancing the likelihood of continued financial success under Mr. Margolis’ leadership without the significant deterrent to takeover proposals that may be in the interests of the stockholders.

If the Proposed Amendment is not approved by stockholders, then the Management Agreement will continue in effect in accordance with its terms and the Proposed Amendment will not become effective.

SUMMARY OF THE MANAGEMENT AGREEMENT

Overview

Mr. Margolis’ management services as the Company’s Chairman of the Board and Chief Executive Officer are provided pursuant to the Management Agreement. The current Management Agreement replaced a similar management agreement with Wilstar that was entered into on May 4, 1995. Mr. Margolis is the sole shareholder of Wilstar and Wilstar assigned the Management Agreement to Mr. Margolis in accordance with its terms in January of 2001.

The Management Agreement provides for base and bonus compensation for Mr. Margolis as discussed below. The Management Agreement was approved by both the Compensation Committee and the disinterested members of the Board of Directors. Additionally, the provisions of the Management Agreement regarding the annual cash performance bonus and the performance goals related thereto were submitted to and approved by the stockholders of the Company in January 2000. The material terms of the Management Agreement are summarized below. The terms of the Management Agreement resulted from several months of negotiations between Wilstar and the Company. The primary basis for the Compensation Committee’s approval of the terms of the Management Agreement was its belief that retaining the services of Mr. Margolis as Chairman of the Board and Chief Executive Officer of the Company was in the best interests of the Company and its stockholders. Additionally, the Compensation Committee believes that the Management Agreement and particularly the performance bonus and extension provisions thereunder provide a strong incentive for Mr. Margolis to continue to increase the long-term value of the Company for its stockholders. Under Mr. Margolis’ leadership, the Company’s revenues have grown from approximately $8.7 million in the fiscal year ended May 31, 1997 to approximately $43.3 million in Fiscal 2007 (excluding the $33.0 million of one-time revenues from the termination of the Mossimo Finder’s Agreement), an increase of over 397% during that time period.

Benefits Payable

Mr. Margolis received or is entitled to the following payments under the current terms of the Management Agreement. These payment terms will not be modified by the Proposed Amendment.

Management Agreement

Name/Position	Fiscal Year	Base Salary	Performance Bonus
Robert Margolis, Chairman and CEO	2008	$760,551	*
	2007	$736,996	$8,001,771

*                    The Management Agreement provides for payment of an annual performance bonus for each fiscal year in which the Company’s EBITDA is at least $5.0 million equal to (x) 10% of the Company’s EBITDA for such fiscal year in excess of $2.5 million up to $10.0 million, plus (y) 15% of the Company’s EBITDA for such fiscal year in excess of $10.0 million.

Base Salary

The Management Agreement set Mr. Margolis’ annual base salary for the Company’s fiscal year ended January 29, 2000 at $587,450 and provides for annual increases to Mr. Margolis’ base salary if and to the extent that there is an increase in the Consumer Price Index for All Urban Consumers, Los Angeles—Riverside—Orange County, CA, All Items, compiled by the United States Department of Labor, Bureau of Labor Statistics. As a result of such increases, Mr. Margolis’ base salary under the Management Agreement was $736,996 for Fiscal 2007 and was increased to $760,551 for the fiscal year ending February 2, 2008 (“Fiscal 2008”).

Performance Bonus

The Management Agreement provides for payment of an annual performance bonus for each fiscal year in which the Company’s EBITDA is at least $5.0 million equal to (x) 10% of the Company’s EBITDA for such fiscal year in excess of $2.5 million up to $10.0 million, plus (y) 15% of the Company’s EBITDA for such fiscal year in excess of $10.0 million. For purposes of making such calculations, EBITDA is determined based upon the financial statements which have been prepared in accordance with U.S. generally accepted accounting principles and is reduced by all accrued compensation expenses attributable to any compensation paid or payable to Mr. Margolis under the Management Agreement, including base compensation and cash bonuses payable to Mr. Margolis.

Initial Term and Extensions

The initial term of the Management Agreement was until February 2, 2002. However, if the Company’s consolidated pre-tax earnings, as set forth in its audited financial statements for any of its fiscal years during the term of the Management Agreement, commencing with fiscal 2000: (a) are no less than 80% of the consolidated pre-tax earnings contained in the budget submitted to and approved by the Compensation Committee for such fiscal year, and (b) are also no less than the consolidated pre-tax earnings for the immediately preceding fiscal year, then the termination date of the Management Agreement is automatically extended an additional year. There may be any number of such extensions if the foregoing tests are met on multiple occasions. The foregoing test has been met in each of the Company’s fiscal years since fiscal 2000, and therefore the term of the Management Agreement currently extends to February 1, 2010. However, due to the significant increase in pre-tax earnings in Fiscal 2007 related to the termination of the Finder’s Agreement, it is not likely that the term will extend again after completion of Fiscal 2008 unless the Company completes an extraordinary transaction of similar scope.

Hence, the Board anticipates that, unless the Proposed Amendment is approved by stockholders, the Management Agreement will terminate on February 1, 2010.

The following table documents the proposed changes to the measurement of pre-tax earnings for Fiscal 2007 under the Proposed Amendment:

Income Statement	As reported in Company’s Form 10-K for Fiscal 2007(1)	Adjustments per Proposed Amendment to the Management Agreement(2)	Pro Forma Adjusted Total Revenues, Expenses and Pre-Tax Earnings(3)
Total Revenues	$76,627	(36,320)	$40,307
SG&A Expenses	18,405	(5,361)	13,044
Amortization of Trademarks	1,143		1,143
Total Expenses	19,548	(5,361)	14,187
Operating Income	57,079	(30,959)	26,120
Total other income (expenses)	951		951
Pre-Tax Earnings	58,030	(30,959)	27,071

(1)                       Represents the unadjusted income statement, as reported by the Company in its Form 10-K for Fiscal 2007.

(2)                       Revenue adjustments of $36.3 million represent the total revenues received from Mossimo during Fiscal 2007, including the one-time payment of $33.0 million in connection with the termination of the Finder’s Agreement. The expense adjustments totaling $5.361 million are comprised of: (i) $4.644 million of bonus received by Mr. Margolis as a result of the Fiscal 2007 Mossimo revenues; (ii) legal fees of $25,000, a director fee of $50,000, and an investment banking fee of $495,000 paid in Fiscal 2007 pertaining to the termination of the Finder’s Agreement; and (iii) $147,000 of extraordinary taxes paid by the Company in Fiscal 2007 as a result of the one-time $33.0 million payment received in connection with the termination of the Finder’s Agreement.

(3)                       Based on the above adjustments, if the Proposed Amendment is approved by stockholders, the resulting Pre-tax Earnings calculated under the Management Agreement for Fiscal 2007 would be approximately $27.1 million.

Composition of the Board of Directors

The Management Agreement provides that if the Company’s board is comprised of five directors, the Company will use its commercially reasonable best efforts to ensure (a) that one director is nominated by Mr. Margolis (the “Wilstar Director”); (b) that one director (the “Investor Director”) is nominated by the members of the group, other than Mr. Margolis, that filed a Schedule 13-D, dated April 24, 1995, with respect to the purchase of the Company’s common stock (collectively, the “Outside Investors”); and (c) that three directors are nominated by the non-Wilstar non-Investor Directors (the “Other Directors”). If there are seven directors, the Company will use its commercially reasonable best efforts to ensure that a second Investor Director is nominated by the Outside Investors and four directors are nominated by the Other Directors. If there are nine directors, the Company will use its commercially reasonable best efforts to ensure that, in addition to the Wilstar Director and the Investor Directors described above, one director is nominated by Mr. Margolis and the Outside Investors together (the “Wilstar/Investor Director”) and five directors are nominated by the Other Directors. If the Board of Directors is expanded, the Company will use its commercially reasonable best efforts to ensure that Mr. Margolis is able to maintain his proportionate representation. The Management Agreement also provides that the Company will use its commercially reasonable best efforts to ensure that the Board of Directors will have an audit and a compensation committee, each of which will be comprised of three members, one of whom shall be an

Investor Director and two of whom shall be selected by the entire Board of Directors from all of the remaining directors, other than the Wilstar Director.

In addition to the events of termination described below under the title “Events of Termination,” Mr. Margolis may elect to treat the following events relating to the composition of the Board of Directors as a breach of the Management Agreement by the Company:

•       the size of the Board of Directors is increased or decreased without Mr. Margolis’ maintaining or increasing his proportionate representation;

•       the Wilstar Director, the Investor Directors or the Wilstar/Investor Director, as applicable, are not elected to the Board of Directors or are not put on the slate of directors recommended to the Company’s stockholders or any such director is removed from the Board of Directors without Mr. Margolis’ prior approval; or

•       without Mr. Margolis’ consent, he is not elected Chairman of the Board.

Mr. Margolis has waived any rights under the Management Agreement with respect to the nomination, election or appointment of an Investor Director to the Board of Directors or the audit or compensation committees until the 2008 annual meeting of stockholders.

Events of Termination

Mr. Margolis may terminate the Management Agreement if the Company materially breaches any of the terms and conditions of the Management Agreement or fails to perform its material obligations thereunder. Unless initiated or consented to by Mr. Margolis, the occurrence of any of the following will be deemed to be a material breach of the Management Agreement:

•       the assignment to Mr. Margolis of any duties materially inconsistent with, or the diminution of Mr. Margolis’ positions, titles, offices, duties and responsibilities with the Company or any removal of Mr. Margolis from, or any failure to re-elect Mr. Margolis to, any titles, offices or positions held by Mr. Margolis under the Management Agreement, including the failure of the Board of Directors to elect Mr. Margolis or his designee as Chairman of the Board or the failure to elect, or the removal of, any Wilstar or Outside Investor nominee as director from the slate of directors recommended to the Company’s stockholders by the Board of Directors;

•       except as in accordance with the Management Agreement, a reduction by the Company in the base compensation or any other compensation provided for in the Management Agreement;

•       a change or relocation of Mr. Margolis’ offices at the Company that materially and adversely affects Mr. Margolis’ working environment; or

•       any other substantial, material and adverse changes in Mr. Margolis’ working conditions imposed by the Company.

The Board of Directors may terminate the Management Agreement at any time without cause. If appropriate, the Board of Directors may also terminate the Management Agreement “for cause.” “For cause” is limited to the willful misfeasance or gross negligence on the part of Mr. Margolis in connection with the performance of his duties pursuant to the Management Agreement, which willful misfeasance or gross negligence directly causes material harm to the assets, business or operations of the Company. The Management Agreement will terminate immediately upon Mr. Margolis’ death and may be terminated by the Board of Directors if Mr. Margolis fails to render services to the Company for a substantially continuous period of six months because of Mr. Margolis’ physical or mental disability during such period.

Payments to Mr. Margolis if the Management Agreement Is Terminated

If the Management Agreement is terminated for any reason by either the Company or Mr. Margolis, the Company will:

•       pay Mr. Margolis’ base compensation through the date of termination;

•       reimburse Mr. Margolis for all expenses incurred through the date of termination;

•       provide ongoing indemnification for Mr. Margolis and ongoing insurance coverage comparable to the insurance offered to other terminated directors, officers or employees of the Company; and

•       pay Mr. Margolis any unpaid performance bonuses earned during the fiscal year in which the Management Agreement is terminated; unpaid performance bonuses will be calculated using the results of the whole fiscal year during which the Management Agreement is terminated, but will be pro rated for the number of full months occurring in such fiscal year prior to the date of termination.

In addition to the payments and other compensation described above, if the Company terminates the Management Agreement without cause or Mr. Margolis terminates the Management Agreement after the Company materially breaches any of the terms and conditions thereof or fails to perform its material obligations thereunder, the Company will pay Mr. Margolis, within 60 calendar days after the date of termination, a lump sum in cash equal to three times the sum of (a) Mr. Margolis’ base compensation at the rate in effect at the date of the termination and (b) the “Previous Performance Bonus” (the “Termination Payment”). The “Previous Performance Bonus” means an amount equal to the performance bonus received by Mr. Margolis under Section 3.3 of the Management Agreement in the Company’s last full fiscal year ending prior to the date of termination. Mr. Margolis’ current annual base compensation (in Fiscal 2008) is $760,551 and his performance bonus for Fiscal 2007 was approximately $8.0 million. Thus, if the Proposed Amendment is not approved by stockholders and the Termination Payment was calculated based on Mr. Margolis’ current base salary and Fiscal 2007 performance bonus, he would be entitled to a lump sum payment of approximately $26.3 million.

The following table documents the proposed changes to the Termination Payment due to Mr. Margolis if the measurement of his Previous Performance Bonus (paid for Fiscal 2007) excludes all of the revenues received from Mossimo during Fiscal 2007, as set forth in the Proposed Amendment:

Consideration due to Mr. Margolis if Termination Payment is due during Fiscal 2008	Calculation of Termination Payment if Proposed Amendment is not approved(1)	Adjustments per Proposed Amendment to the Management Agreement(2)	Pro Forma Adjusted Termination Payment due during Fiscal 2008, if Proposed Amendment is approved(3)
Bonus paid in Fiscal 2007	8,002	(4,644)	3,358
Base Salary paid in Fiscal 2008	761		761
Total Base & Bonus	8,763	(4,644)	4,119
Multiplier	x 3	x 3	x 3
Total Termination Payment due	26,289	(13,932)	12,357

(1)                       Represents the calculation of the $26.3 million total Termination Payment due to Mr. Margolis if the Proposed Amendment is not approved, and the Management Agreement is terminated during Fiscal 2008, using the current base salary for Fiscal 2008 and the bonus paid in Fiscal 2007 as the Previous Performance Bonus per the current terms of the Management Agreement.

(2)                       The adjustment of $4.6 million represents that portion of the Fiscal 2007 performance bonus paid to Mr. Margolis that is associated with the total $36.3 million of revenues received from Mossimo during Fiscal 2007.

(3)                       Based on the above adjustments, if the Proposed Amendment is approved by stockholders, the resulting Termination Payment that would be due to Mr. Margolis, if the termination occurs during Fiscal 2008, would be approximately $12.4 million, or $13.9 million less than the $26.3 million that would be payable if the Proposed Amendment is not approved by stockholders.

Cap on Payments Contingent on a Change in Control

If any payments to Mr. Margolis under the Management Agreement are determined to result in the non-deductibility of some or all of such payments under Section 280G of the Code, the payments to Mr. Margolis will be reduced to the maximum amount that is payable without causing such payments to be nondeductible by the Company.

DESCRIPTION OF THE PROPOSED AMENDMENT

Section 1.2    Extended Term

Section 1.2 of the Management Agreement provides that the term of the Management Agreement will be extended for an additional year if the Company’s consolidated pre-tax earnings, as set forth in its audited financial statements for any of its fiscal years during the term of the Management Agreement (a) are no less than 80% of the consolidated pre-tax earnings contained in the budget submitted to and approved by the Company’s Compensation Committee for such fiscal year, and (b) are also no less than the consolidated pre-tax earnings for the immediately preceding fiscal year (the “Extension Threshold”). The Proposed Amendment adds two paragraphs to Section 1.2 as set forth below.

The first additional paragraph provides that for the purposes of determining whether or not the Extension Threshold has been satisfied the Company’s pre-tax earnings shall be calculated in accordance with the following: (a) all extraordinary revenues and related deal expenses resulting from the sale of any license agreement by the Company, or any other similar transaction during the applicable fiscal year shall be excluded (any license that is the subject of such a transaction shall be referred to herein each individually as a “Sold License” and collectively as, the “Sold Licenses”); (b) all historical royalties from Sold Licenses shall be excluded from all periods; and (c) in the event of an acquisition of a brand or license with an existing royalty stream, which has been approved by the Company’s Board of Directors (each an “Acquired License” and collectively, the “Acquired Licenses”), royalties from the Acquired Licenses shall be included for all periods.

The second additional paragraph provides that if the Company fails to meet the Extension Threshold in any particular fiscal year, the Management Agreement will not be extended in that year and will thereafter be scheduled to expire two-years from the date of such failure, but that the Management Agreement will remain eligible to be extended by an additional year in any subsequent fiscal year during the term of the Management Agreement in which the Extension Threshold is satisfied. By way of example, if the Company fails to meet the Extension Threshold in Fiscal 2008, the term of the Management Agreement shall thereafter be scheduled to expire at the end of the Company’s 2010 fiscal year, but if the Company meets the Extension Threshold in its 2009 fiscal year, the term of the Management Agreement would be automatically extended by an Additional Year to the end of the Company’s 2011 fiscal year. If the Company then fails to meet the Extension Threshold in its 2010 fiscal year, the Management Agreement would be scheduled to terminate at the end of the Company’s 2011 fiscal year, but could be extended to the end of the Company’s 2012 fiscal year if the Company meets the Extension Threshold in its 2011 fiscal year.

Section 10.2   Breach by Company or at the Company’s Will

The Proposed Amendment also adds a new paragraph to Section 10.2 of the Management Agreement, which provides for the Termination Payment to Mr. Margolis if the Company terminates the Management Agreement other than for cause or Mr. Margolis terminates the Management Agreement due to a material breach of the Management Agreement by the Company. Specifically, Section 10.2 provides that if the Company terminates the Management Agreement without cause or Mr. Margolis terminates the Management Agreement due to the Company’s material breach of any of the terms and conditions thereof, the Company is required to pay Mr. Margolis the Termination Payment in an amount equal to three times the sum of (a) Mr. Margolis’ base compensation at the rate in effect at the date of the termination and (b) the performance bonus received by Mr. Margolis under Management Agreement in the Company’s last full fiscal year ending prior to the date of termination. Mr. Margolis’ annual base compensation for Fiscal 2008 is currently $760,551 and his performance bonus for Fiscal 2007 was approximately $8.0 million. Thus, if the Proposed Amendment is not approved by stockholders and the Termination Payment were calculated based on Mr. Margolis’ salary for Fiscal 2008 and performance bonus for Fiscal 2007, it would be approximately $26.3 million.

The additional paragraph added to Section 10.2 by the Proposed Amendment provides that the $4.644 million that is payable to Mr. Margolis as part of his performance bonus for Fiscal 2007 as a result of the total revenues received by the Company from Mossimo (which includes both the one-time revenue from the termination of the Finder’s Agreement, and also the ordinary course revenues) shall be excluded from any calculation of the Termination Payment based on Mr. Margolis’ performance bonus for Fiscal 2007. If the Proposed Amendment is approved by stockholders and the Termination Payment were calculated based on Mr. Margolis’ salary for Fiscal 2008 and performance bonus for Fiscal 2007 excluding all of the Mossimo revenues for Fiscal 2007, it would be approximately $12.4 million.

Reasons for the Proposed Amendment

The changes to Section 1.2 of the Management Agreement set forth in the Proposed Amendment are intended to address the unintended effects on the Management Agreement resulting from extraordinary transactions that have a substantial effect on the Company’s pre-tax income. Transactions like the termination of the Finder’s Agreement, which resulted in a one-time revenue to the Company of $33 million, are unusual for the Company and have an unintended impact on the extension provisions of the Management Agreement. Because one element of the Extension Threshold is that the Company’s pre-tax earnings must exceed the prior year’s pre-tax earnings, it is highly probable that under the current terms of the Management Agreement, an extraordinary transaction like the termination of the Finder’s Agreement, establishes a final termination date for the Management Agreement. Specifically, since the Company’s pre-tax earnings for Fiscal 2007, when including all of the revenues from Mossimo were so much greater (approximately two times) than the Company’s pre-tax earnings in prior years, due to the extraordinary one-time revenue received from the termination of the Finder’s Agreement, it is highly unlikely that the Company will be able to meet the Extension Threshold in Fiscal 2008—its pre-tax earnings will fall short of pre-tax earnings in Fiscal 2007. Under the current terms of the Management Agreement if the Company fails to meet the Extension Threshold in any fiscal year, the Management Agreement is not extended and thereafter expires on its terms two-years from the date of such failure.

This effect was unintended and is counter to the Company’s goal of rewarding Mr. Margolis for performance. Under the current terms of the Management Agreement, the consequence to Mr. Margolis for consummating a transaction which resulted in $33 million in revenues for the Company, may be the termination of the Management Agreement. The Board of Directors believes that Mr. Margolis has played a significant role in the Company’s growth and success and therefore that retaining his services is in the best interests of the Company and its stockholders. If the Management Agreement were to terminate the Company would have to renegotiate the terms of Mr. Margolis’ employment and Mr. Margolis might be unwilling to continue to provide his services to the Company on terms similar to the Management Agreement or otherwise acceptable to the Company. Additionally, the Board of Directors believes that the change to Section 10.2 of the Management Agreement set forth in the Proposed Amendment, pursuant to which Mr. Margolis waives rights to a significant potential payment, is necessary to prevent a potential hardship to the Company, and Mr. Margolis has requested the changes to Section 1.2 be made in exchange for his agreement to the changes to Section 10.2.

The change to Section 10.2 of the Management Agreement set forth in the Proposed Amendment is intended to eliminate the significant obstacle on the Company’s ability to consummate a strategic transaction that might result in a termination of Mr. Margolis due to the size of the Termination Payment that would be payable to Mr. Margolis if the Management Agreement is terminated during Fiscal 2008. Pursuant to the existing terms of the Management Agreement, if Mr. Margolis’ employment is terminated by the Company other than for cause or by Mr. Margolis due to the Company’s material breach of the Management Agreement prior to the completion of Fiscal 2008, Mr. Margolis would be entitled to a Termination Payment in the amount of approximately $26.3 million. In contrast, the amount of the Termination Payment to which Mr. Margolis would be entitled under similar circumstances if the Proposed Amendment is approved is approximately $12.4 million. The Board and Compensation Committee believe that this potential Termination Payment, and specifically the portion of the Termination Payment arising directly from the total $36.3 million in revenues received from Mossimo during Fiscal 2007 (of which $33.0 million related to the Termination of the Finder’s Agreement), presents a significant impediment to any strategic transaction such as an acquisition that might result in the termination of Mr. Margolis’ employment, thereby limiting the Company’s strategic options and imposing a hardship on the Company. The Board of Directors requested that Mr. Margolis agree to forego his rights to this potential Termination Payment for the benefit of the Company and he agreed to do so in exchange for the Company’s agreement to amend Section 1.2 of the Management Agreement to provide him a realistic opportunity to further extend the term of the Management Agreement beyond February of 2010 as discussed above.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting and entitled to vote is required for approval of the Proposed Amendment to the Management Agreement.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE
APPROVAL OF THE PROPOSED AMENDMENT TO THE MANAGEMENT AGREEMENT.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This compensation discussion and analysis explains the Company’s policies and philosophies regarding executive compensation and the material elements of the compensation awarded to, earned by, or paid to each of the Company’s executive officers who served as a Named Executive Officer during the last completed fiscal year.

Compensation Policies and Philosophy

The Compensation Committee currently oversees the design and administration of our executive compensation program. The Compensation Committee’s primary objectives in structuring and administering our executive officer compensation program are to:

•       attract, reward and retain executive officers who contribute to the Company’s success;

•       provide economic incentives for executive officers to achieve the Company’s business and financial objectives by linking the executive officers’ compensation to the performance of the Company;

•       strengthen the relationship between executive pay and stockholder value; and

•       reward individual performance.

To achieve the above listed objectives, the Compensation Committee endeavors to implement and maintain compensation packages that are performance-oriented and designed to link the Company’s strategic business objectives, specific financial performance objectives and the enhancement of stockholder returns with the compensation of the Company’s executives, including the Named Executive Officers, using a combination of base salary, cash bonuses and stock options. The Compensation Committee evaluates and determines individual executive performance considering, among other things, the following factors: (1) the individual’s ability to perform assigned tasks; (2) the individual’s knowledge of his or her job; and (3) the individual’s ability to work with others toward the achievement of the Company’s goals. The Compensation Committee also evaluates corporate performance by considering factors such as the Company’s performance relative to the business environment and the success of the Company in meeting its business and financial objectives. In reviewing the above listed factors regarding both individual and corporate performance, the Compensation Committee relies on its subjective evaluations of such factors. We believe that it is important to reward excellence, leadership and outstanding long-term company performance in a form designed to retain and motivate executives while aligning their incentives with continued high levels of performance.

The Compensation Committee’s practice is to establish the annual compensation packages for our executive officers after the completion of the audit for the prior year. In the first quarter of each fiscal year, typically in March or April, in connection with annual performance reviews, the Compensation Committee together with the Chief Executive Officer evaluates and determines executive compensation packages. Performing this process after the end of the prior year allows the Compensation Committee to incorporate data on the Company’s performance during the prior year into its analysis and to conduct an assessment of the executives’ contribution to the Company’s overall performance. The Compensation Committee then compiles the information to establish annual base compensation and performance-related incentives and make adjustments to long-range compensation incentives as appropriate to reflect achievement against prior awards. The Compensation Committee may conduct additional analyses of compensation trends and assessments of the Company’s competitive position at other times during the year to address changes in the market for executive services or special circumstances affecting the Company.

All equity incentive awards to the Company’s executive officers are granted by the Compensation Committee, typically at its first quarter meeting at which executive compensation for the coming year is determined, which is generally scheduled several months in advance. For retention purposes or to reflect changes in responsibilities or similar events or circumstances, the Compensation Committee may also grant equity awards at other times during the year. Equity incentive awards to newly-hired executive officers are generally granted at the first regularly-scheduled Compensation Committee meeting following the individual’s date of hire. The exercise price for all stock option grants is set at a price equal to the closing price per share of the Company’s common stock as reported by NASDAQ on the date of grant. In March 2007, the Compensation Committee established the cash and equity compensation for the executive officers for Fiscal 2008. A summary of such compensation is included in the Company’s Current Report on Form 8-K filed with the Commission on April 4, 2007.

Components of Compensation

The compensation of executive officers consists of three principal components: base salary, cash incentive bonuses and stock options. The Compensation Committee believes that the combination of these elements is essential to attracting and retaining talented and hard-working individuals and aligning their incentives with the interests of our stockholders. The Compensation Committee does not adopt express formulae for weighting different elements of compensation or for allocating between long-term and short-term compensation but strives to develop comprehensive packages that are competitive with those offered by other companies with which the Company competes to attract and retain talented executives.

Base Salary

Executive Officer Salaries

The Compensation Committee conducts an annual review of the base salary for each senior executive officer, including Named Executive Officers. Each year after the completion of the Company’s fiscal year end audit, in connection with performing annual performance reviews, the Chief Executive Officer makes initial compensation recommendations with respect to the executive officers other than the Chief Executive Officer, for salaries and raises. The Chief Executive Officer provides his recommendations and the reasons for his recommendations to the Compensation Committee, which reviews the Chief Executive Officer’s recommendations and makes a final determination. In considering executive officers’ salaries, the Chief Executive Officer and the Compensation Committee consider the individual and corporate performance factors outlined above, and put particular emphasis on the success of the Company in meeting its business and financial objectives and the overall contribution of each executive officer in helping to attain those objectives. The Compensation Committee also considers each executive officer’s qualifications, duties and responsibilities. Decisions with respect to executive compensation are made at the Compensation Committee’s annual year-end meeting.

CEO Salary

The annual base compensation payable to Mr. Margolis for providing his executive management services as the Company’s Chairman of the Board and Chief Executive Officer are governed by the Management Agreement. See the description of the Management Agreement under “Item 2—Approval of Amendment to the Management Agreement—Summary of Management Agreement” above which is incorporated herein by this reference. The Compensation Committee exercises no discretion with respect to Mr. Margolis’ base salary.

Cash Bonuses

Executive Officers Bonuses

The Company’s executives are eligible to receive cash incentive bonuses on an annual basis. This element of compensation is designed to motivate the Company’s employees to meet the business and financial objectives of the Company because it is tied to the profitability of the Company. After the completion of the audit for the prior fiscal year and in connection with annual performance reviews, the CEO determines initial recommendations with respect to cash incentive bonuses for the executive officers other than the CEO, taking into account the achievement of company-specific performance measures and individual-specific objectives for the applicable fiscal year as well as the contribution of the executive to the overall success and achievements of the Company. The CEO provides his recommendations to the Compensation Committee. The Compensation Committee reviews and discusses the Chief Executive Officer’s recommendations and makes a final determination regarding cash incentive bonuses for the Company’s executive officers at its year-end meeting.

CEO Bonus

The Management Agreement provides for an annual performance bonus to Mr. Margolis if and to the extent that the Company meets certain EBITDA thresholds as described above. See the description of the Management Agreement under “Item 2—Approval of Amendment to the Management Agreement—Summary of Management Agreement” above which is incorporated herein by this reference. The Compensation Committee exercises no discretion with respect to Mr. Margolis’ performance bonus.

Equity Compensation

The Compensation Committee is authorized to grant employees stock options under The Cherokee 2006 Incentive Award Plan. Stock options are granted under the plan with exercise prices equal to or above the market price of the Company’s common stock on the date of grant and generally vest in annual installments over two or three years. Since stock options have value only if the price of the Company’s common stock increases over the exercise/grant price, the Compensation Committee believes that stock option grants to executive officers provide incentives for executive officers to build stockholder value and thereby align the interests of the executive officers with the stockholders. The Compensation Committee also believes that these grants, which may vest over a period of two or more years, provide incentives for executive officers to remain with the Company. In determining the number of options granted in any fiscal year, the Compensation Committee considers such factors as the seniority of the executive officer, the contribution that the executive officer is expected to make to the Company in the coming years and has made to the Company in the past, and the size of prior grants to the executive officer. The Compensation Committee generally determines option grants for executive officers and employees other than the Chief Executive Officer, based on recommendations from the Chief Executive Officer made in connection with annual performance reviews. However, the Compensation Committee may from time to time also grant options based on individual and corporate achievements and other factors. Stock option grants are typically determined at the Compensation Committee’s year-end meeting, which is typically scheduled several months in advance. The Company does not time the release of material nonpublic information based on stock option award grant dates.

Perquisites

The Company annually reviews the perquisites that senior executives receive. Generally, the Company’s senior executives are entitled to no benefits that are not otherwise available to all of its employees.

Other Benefits

The Company maintains broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance and a 401(k) plan. Participants in the 401(k) plan are permitted to contribute to the plan through payroll deductions within statutory and plan limits. Participants may select from a variety of investment options. Investment options do not include the Company’s common stock. In addition, the Company provides a matching contribution of up to 4% of each eligible employee’s salary per year.

Employment Agreements; Potential Payments Upon Termination of Employment and Change-in-Control

Management Agreement

Mr. Margolis is entitled to payments upon the termination of the Management Agreement by the Company other than for cause or the termination of the Management Agreement by Mr. Margolis as a result of the Company’s material breach of the Management Agreement as discussed in detail above. See “Item 2—Approval of Amendment to the Management Agreement—Summary of Management Agreement” above which is incorporated herein by this reference.

No Other Agreements

There are no other employment agreements between the Company and other executive officers or employees of the Company and no other executive officers are entitled to any payments upon termination or a change of control that are not generally available to all of the Company’s employees.

162(m) Tax Deductibility

Section 162(m) of the Internal Revenue Code limits the deductibility of certain otherwise deductible compensation in excess of $1.0 million paid to the Named Executive Officers. It is the policy of the Compensation Committee to attempt to have all executive compensation treated as tax-deductible compensation wherever, in the judgment of the Compensation Committee, to do so would be consistent with the objectives of the compensation plan under which the compensation is paid. However, this policy does not rule out the ability to make awards or to approve compensation that may not qualify for the compensation deduction. The Compensation Committee may elect to approve awards or grant compensation to executive officers which are not deductible by the Company under Section 162(m) of the Internal Revenue Code.

Summary Compensation Table

The following table sets forth the compensation paid to or earned from the Company during Fiscal 2007 by the Named Executive Officers:

Name and Principal Position	Fiscal Year	Salary $	Bonus $(3)	Option Awards (1)	All Other Compensation $(2)	Total Compensation $
Robert Margolis	2007	737,000	8,002,000	—	21,000	8,760,000
Chairman and Chief Executive Officer(4)
Russell J. Riopelle	2007	290,000	80,000	112,000	14,000	496,000
Chief Financial Officer
Howard Siegel	2007	300,000	80,000	—	17,000	397,000
President—Operations
Sandi Stuart	2007	300,000	60,000	—	19,000	379,000
Executive Vice President
Mark Nawrocki	2007	250,000	75,000	178,000	11,000	514,000
Senior Vice President

(1)                       Amounts reflect the dollar amount recognized by the Company for financial statement reporting purposes in accordance with Statement of Financial Accounting Standards No. 123(R), or SFAS 123(R), for all outstanding awards received by each Named Executive Officer during Fiscal 2007. The assumptions used in calculating these amounts are discussed in Note 8 of the Notes to our consolidated financial statements for Fiscal 2007, which accompany this proxy statement. The Company does not have compensation pertaining to a Non-Equity Incentive Plan, nor does it have any Pension Plans or Nonqualified Deferred Compensation Earnings.

(2)                       The All Other Compensation column includes the employer paid health insurance premiums and the employer contributions to the Named Executive Officer’s 401(k) Plan paid on his or her behalf.

(3)                       Represents amounts earned in Fiscal 2007, but paid in April 2007.

(4)                       The management services of Mr. Margolis as the Company’s Chairman of the Board and Chief Executive Officer are provided pursuant to the Management Agreement. Under the Management Agreement, Mr. Margolis is eligible to receive both base compensation and annual cash bonuses for providing management services.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information concerning grants of awards made to each Named Executive Officer during Fiscal 2007:

Estimated Future Payouts Under Equity Incentive Plan Awards

Name/Award	Grant Date	Target # of Options	Exercise or Base Price of Option Awards $/sh	Grant Date Fair Value of Stock and Options Awards $(2)
Robert Margolis	—	—	—	—
Russell J. Riopelle Stock Options(1)	4/7/2006	15,644	$39.26	$112,000
Howard Siegel	—	—	—	—
Sandi Stuart	—	—	—	—
Mark Nawrocki Stock Options(1)	4/7/2006	25,000	$39.26	178,000

(1)                       Consists of stock options that vest ratably over a 3-year period, beginning on the first anniversary of the date of grant. Vesting is contingent on continued employment.

(2)                       Amounts reflect the dollar amount recognized by the Company for financial statement reporting purposes in accordance with Statement of Financial Accounting Standards No. 123(R), or SFAS 123(R), for all outstanding awards received by each Named Executive Officer during Fiscal 2007. The assumptions used in calculating these amounts are discussed in Note 8 of the Notes to our consolidated financial statements for Fiscal 2007, which accompany this proxy statement.

OUTSTANDING EQUITY AWARDS AT FEBRUARY 3, 2007

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date
Robert Margolis	—	—	—	—
Russell J. Riopelle
Stock Options	3,836	6,770	$20.61	2/9/2014
	19,793	9,897	$23.12	4/7/2011
	3,333	6,667	$34.62	6/30/2012
	—	15,644	$39.26	4/7/2013
Howard Siegel
Stock Options	—	3,334	$23.12	4/7/2011
	2,671	6,667	$34.62	6/30/2012
Sandi Stuart
Stock Options	3,333	3,334	$23.12	4/7/2011
	3,333	6,667	$34.62	6/30/2012
Mark Nawrocki
Stock Options	333	16,667	$33.98	6/14/2012
	—	25,000	$39.26	4/7/2013

(1)                       Consists of stock options that vest ratably over a 3-year period, beginning on the first anniversary of the date of grant. Vesting is contingent on continued employment.

OPTIONS EXERCISED AND STOCK VESTED

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Robert Margolis	—	—
Russell J. Riopelle	4,852	$93,352
Howard Siegel	3,995	$59,746
Sandi Stuart	—	—
Mark Nawrocki	8,000	$68,891

(1)                       Represents the net amount realized from all option exercises during Fiscal 2007 with the net amount representing the difference between the exercise price and the fair market value of the common stock on the date of exercise. In cases involving an exercise and immediate sale, the value was calculated on the basis of the actual sale price. In cases involving an exercise without immediate sale, the value was calculated on the basis of our closing stock price on the date of exercise.

Certain Relationships and Related Transactions

The Company’s policy is to require that any transaction with a related party required to be reported under applicable Securities and Exchange Commission rules, other than compensation-related matters and waivers of its code of business conduct and ethics, be reviewed and approved or ratified by a majority of independent, disinterested directors. The Company has not adopted procedures for review of, or standards for approval of, these transactions, but instead reviews such transactions on a case-by-case basis.

For information with respect to other transactions and relationships between the Company and certain executive officers, directors and related parties, see “Compensation Committee Interlocks and Insider Participation” and “Item 2—Approval of Amendment to the Management Agreement—Summary of Management Agreement” above.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The Compensation Committee establishes and oversees the design and functioning of the Company’s executive compensation program. We have reviewed and discussed the foregoing Compensation Discussion and Analysis with the management of the Company. Based on this review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Proxy Statement for the 2007 Annual Meeting.

COMPENSATION COMMITTEE
Timothy Ewing
Jess Ravich
Keith Hull

Equity Compensation Plan Information

The Company currently maintains three compensation plans, the 1995 Incentive Stock Option Plan, the 2003 Incentive Award Plan and the 2006 Incentive Award Plan. All of these stock option award plans provide for the issuance of common stock to officers and other employees and directors, and has previously been approved by the Company’s stockholders. The following table sets forth the information regarding outstanding options and shares reserved for future issuance under the 1995 Incentive Stock Option Plan, the 2003 Incentive Award Plan and the 2006 Incentive Award Plan as of February 3, 2007.

Securities Authorized for Issuance Under Equity Compensation Plans, as of February 3, 2007

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance (excluding securities referenced in Column (a))
	Column (a)	Column (b)	Column (c)
Equity compensation plans approved by security holders—1995 Plan(1)	10,606	$20.61	—
Equity compensation plans approved by security holders—2003 Plan(2)	195,988	$32.01	—
Equity compensation plans approved by security holders—2006 Plan(3)	—	—	250,000
Equity compensation plans not approved by security holders	—	—	—
Total	206,594	$28.16	250,000

(1)                       The Cherokee Inc. 1995 Incentive Stock Option Plan expired on July 24, 2005. However, options previously granted under this plan remain outstanding until the earlier of expiration or exercise. In the event that any outstanding option under the plan expires or is terminated, the shares of common stock allocable to the unexercised portion of the option shall no longer be available for grant.

(2)                       All of the shares available under the 2003 Incentive Award Plan have been awarded. In the event that any outstanding option under the plan expires or is terminated, the shares of common stock allocable to the unexercised portion of the option shall again be available for options under the plan as if no option had been granted with respect to such shares.

(3)                       As of February 3, 2007, there were 250,000 shares available for grant under the 2006 Incentive Award Plan. On March 29, 2007 a total of 95,000 of these 250,000 shares available for grant under the 2006 Incentive Award Plan were awarded to employees for performance during Fiscal 2007. Such options: (i) have an exercise price equal to $43.42, which was the closing price of the stock on March 29, 2007, the date of the grant, (ii) vest ratably over three years, and (iii) expire on March 29, 2014, which is seven years from the date of grant. In the event that any outstanding option under the plan expires or is terminated, the shares of common stock allocable to the unexercised portion of the option shall again be available for options under the plan as if no option had been granted with respect to such shares.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file various reports with the Securities and Exchange Commission and the National Association of Securities Dealers concerning their holdings of, and transactions in, securities of the Company. The Securities and Exchange Commission rules also require that copies of these filings be furnished to the Company.

To the Company’s knowledge, based solely on its review of copies of such reports received or written representations from certain reporting persons that no other reports were required during Fiscal 2007, all Section 16(a) filing requirements applicable to its officers, directors and ten percent stockholders were met during Fiscal 2007, except the following reports which were filed late: (i) one report by Mr. Riopelle relating to a transaction in April 2006, (ii) one report by Mr. Sass relating to a transaction in April 2006, (iii) one report by Mr. Siegel relating to a transaction in May 2006, (iii) two reports by Mr. Nawrocki, one relating to a transaction in April 2006 and one relating to a transaction in December 2006.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee of the Company’s Board of Directors is included herein pursuant to Item 306 of Regulation S-K. Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act or the Exchange Act, the information contained in this report shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference, in whole or in part, into any future filing under the Securities Act or Exchange Act, and such information shall be entitled to the benefits provided in Item 306(c) of Regulation S-K.

The Audit Committee of the Company’s Board of Directors is comprised of independent directors as required by the listing standards of The Nasdaq Stock Market, Inc. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors.

The role of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company’s financial statements as well as the Company’s financial reporting process, accounting principles and internal controls. The Company’s independent public accountants are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended February 3, 2007 with management and the Company’s independent public accountants. The Audit Committee has discussed with the Company’s independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the Company’s independent public accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the Company’s independent public accountants their independence from the Company. The Audit Committee has considered whether the independent accountants’ provision of non-audit services to the Company is compatible with maintaining the independent public accountants’ independence.

The members of the Audit Committee are not engaged in the accounting or auditing profession. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management of the Company and by the Company’s independent public accountants. As a result, the Audit Committee’s oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes, principles and internal controls, that the Company’s financial statements are accurate, that the audit of such financial statements has been conducted in accordance with generally accepted auditing standards or that the Company’s independent public accountants meet the applicable standards for independent public accountants independence.

Based on the reports and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2007, for filing with the Securities and Exchange Commission.

Respectfully submitted,

Audit Committee
Mr. Jess Ravich, Chairman
Mr. David Mullen
Mr. Keith Hull

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

On January 9, 2007, the Audit Committee of the Company unanimously voted to engage Moss Adams LLP as the Company’s independent registered public accounting firm to audit the Company’s financial statements and internal control over financial reporting for the year ending February 3, 2007. From May 30, 1995 through January 9, 2007, PricewaterhouseCoopers LLP (“PWC”), formerly Coopers & Lybrand L.L.P., had been engaged to serve as the Company’s principal independent registered public accountant to audit its financial statements.

PWC’s reports on the Company’s consolidated financial statements as of and for the years ended January 29, 2005 and January 28, 2006 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

During the years ended January 29, 2005 and January 28, 2006 and through January 9, 2007, there were no disagreements between the Company and PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PWC, would have caused PWC to make reference to the subject matter of the disagreement in connection with its reports on the financial statements for such years.

In addition, none of the “reportable events” described in Item 304(a)(l)(v) of Regulation S-K occurred with respect to the Company during the years ended January 29, 2005 and January 28, 2006 and through January 9, 2007.

On January 9, 2007, PWC furnished the Company a letter stating the it agreed with the foregoing statements.

During the years ended January 29, 2005 and January 28, 2006 and through January 9, 2007, neither the Company nor anyone acting on its behalf consulted Moss Adams LLP regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (2) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” described in Item 304(a)(1)(v) of Regulation S-K.

A representative of Moss Adams LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement during the Annual Meeting if the representative desires to do so and the representative is expected to be available to respond to appropriate questions.

Fees Paid to Independent Public Accountants

The fees paid by the Company to its independent public accountants, during Fiscal 2007 and Fiscal 2006 are as follows:

	Fiscal 2007	Fiscal 2006
Audit Fees(1)	$198,000	$150,000
Audit-related Fees	—	—
Tax Fees—includes compliance, tax advice and tax planning(2)	75,000	83,000
All Other Fees	$—	$—

(1)                       Audit Fees for Fiscal 2007 were paid to Moss Adams LLP for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of its consolidated financial statements included in quarterly reports, and also include fees incurred by Moss Adams in connection with the Company’s compliance with Sarbanes-Oxley Section 404. Audit Fees for Fiscal 2007 also include fees incurred by the Company’s former auditor, PricewaterhouseCoopers LLP, in connection with the review of its consolidated financial statements included in quarterly reports. The Company changed audit firms in January 2007. Audit Fees for Fiscal 2006 were paid to the Company’s former auditor, PricewaterhouseCoopers LLP, for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of its consolidated financial statements included in quarterly reports, and also include fees incurred by PricewaterhouseCoopers LLP in connection with the Company’s compliance with Sarbanes-Oxley Section 404.

(2)                       Tax Fees were for professional services for federal and state tax compliance, tax advice and tax planning, and were paid to PricewaterhouseCoopers LLP in Fiscal 2006 and Fiscal 2007. The Company has continued to retain PricewaterhouseCoopers LLP for the preparation of its tax returns and related tax work.

Moss Adams did not use any non-permanent employees in the auditing of the Company’s financial statements during Fiscal 2007.

The Audit Committee annually reviews and pre-approves certain audit and permissible non-audit services that may be provided by the independent auditors and establishes a pre-approved aggregate fee level for all these services. Any proposed services not included within the list of pre-approved services or any proposed services that will cause the Company to exceed the pre-approved aggregate amount requires specific pre-approval by the Audit Committee.

OTHER MATTERS

Additional Information

A copy of the Company’s Annual Report on Form 10-K for Fiscal 2007, including financial statements, is being mailed with this proxy statement to each stockholder of record on the record date for the Annual Meeting. Additionally, copies of the Company’s Annual Report on Form 10-K for Fiscal 2007, including financial statements and financial statement schedules, as filed with the Securities and Exchange Commission, are available free of charge upon written request to the office of Investor Relations, Cherokee Inc., 6835 Valjean Avenue, Van Nuys, CA 91406.

Date for Submission of Stockholder Proposals for the 2008 Annual Meeting

Any proposal relating to a proper subject which a stockholder may intend to be presented for action at the 2008 Annual Meeting of Stockholders must be received by the Company no later than January 1, 2008, to be considered for inclusion in the proxy material to be disseminated by the Board of Directors in accordance with the provisions of Rule 14a(8)(e)(1) promulgated under the Exchange Act. Copies of such proposals should be sent to the Corporate Secretary at the Company’s principal executive offices. To be eligible for inclusion in such proxy materials, such proposals must conform to the requirements set forth in Regulation 14A under the Exchange Act.

In addition, if the Company has not received notice on or before March 17, 2008 of any matter a stockholder intends to propose for a vote at the 2008 Annual Meeting, then a proxy solicited by the Board of Directors may be voted on such matter in the discretion of the proxy holder, without a discussion of the matter in the proxy statement soliciting such proxy and without such matter appearing as a separate matter on the proxy card.

Other Business of the Annual Meeting

The Board of Directors is not aware of any matter to be presented at the Annual Meeting or any postponement or adjournment thereof, which is not listed on the Notice of Annual Meeting and discussed above. If other matters should properly come before the meeting, however, the persons named in the accompanying proxy will vote all proxies in accordance with the recommendation of the Board of Directors or if no such recommendation is given, in their own discretion.

Cost of Soliciting Proxies

The expense of soliciting proxies and the cost of preparing, assembling and mailing material in connection with the solicitation of proxies will be paid by the Company. In addition to the use of the mail, proxies may be solicited by personal interview, telephone or telegraph, by officers, directors and other employees of the Company, who will not receive any additional compensation for such services. The Company has retained U.S. Stock Transfer Corporation to assist in soliciting proxies with respect to shares of common stock held of record by brokers, nominees and institutions. The Company does not anticipate that the costs of such proxy solicitation firm will exceed $15,000, plus its out-of-pocket fees and expenses. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

By Order of the Board of Directors,

Carol A. Gratzke
Secretary
Van Nuys, California
July 15, 2007

APPENDIX A

THE PROPOSED AMENDMENT TO THE MANAGEMENT AGREEMENT

FIRST AMENDMENT TO
THE SECOND REVISED AND RESTATED MANAGEMENT AGREEMENT

THIS FIRST AMENDMENT TO THE SECOND REVISED AND RESTATED MANAGEMENT AGREEMENT (this “Amendment”), is made and entered into on the      day of             , 2007, between Cherokee Inc., a Delaware corporation (the “Company”), and The Newstar Group, a California corporation d/b/a The Wilstar Group (“Wilstar”; the Company and Wilstar are referred to herein each individually as a “Party,” and collectively as the “Parties”), with reference to the following facts:

WHEREAS, the Parties entered into the Second Revised and Restated Management Agreement dated as of November 29, 1999, which superseded the Revised and Restated Management Agreement dated May 4, 1995, as amended April 26, 1996 and July 21, 1997 (hereinafter referred to as the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the foregoing recitals and the mutual representations, warranties, covenants and promises contained herein, the adequacy and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.          Amendment.   The Agreement is hereby amended as follows:

1.1        The following is added to the end of Section 1.2 of the Agreement:

“Notwithstanding, anything to the contrary set forth above, for the purposes of determining whether or not the Term shall be extended for an Additional Year, Pre-Tax Earnings shall be calculated in accordance with the following: (a) all extraordinary revenues and related deal expenses resulting from the sale of any license agreement by the Company, or any other similar transaction during the applicable fiscal year shall be excluded (any license that is the subject of such a transaction shall be referred to herein each individually as a “Sold License” and collectively as, the “Sold Licenses”); (b) all historical royalties from Sold Licenses shall be excluded from all periods; and (c) in the event of an acquisition of a brand or license with an existing royalty stream, which has been approved by the Company’s Board of Directors (each an “Acquired License” and collectively, the “Acquired Licenses”), royalties from the Acquired Licenses shall be included for all periods.

In the event that the Company’s Pre-Tax earnings fail to meet the thresholds necessary to extend the Agreement for an Additional Year in any fiscal year (the “Extension Threshold”), then no Additional Year shall be added to further extend the Term of the Agreement at the end of such fiscal year and, thereafter, the Term of the Agreement shall expire two-years from the date of such failure; provided, however, that so long as the Agreement remains in effect, the Term shall continue to automatically extend for an Additional Year in any subsequent fiscal year in which the Company meets the Extension Threshold, but in no event shall the Term be extended by more than one year for each fiscal year in which the Company meets the Extension Threshold. By way of example, if the Company fails to meet the Extension Threshold in its 2008 fiscal year, the Term of the Agreement shall thereafter be scheduled to expire at the end of the Company’s 2010 fiscal year, but if the Company meets the Extension Threshold in its 2009 fiscal year, the Term of the Agreement would be automatically extended by an Additional Year to the end of the Company’s 2011 fiscal year. If the Company then fails to meet the Extension Threshold in its 2010 fiscal year, the Agreement would be scheduled to terminate at the end of the

A-1

Company’s 2011 fiscal year, but could be extended to the end of the Company’s 2012 fiscal year if the Company meets the Extension Threshold in its 2011 fiscal year.”

1.2        The following is added to the end of Section 10.2 of the Agreement:

“Notwithstanding the foregoing, the $4.644 million that is payable to Wilstar as part of the Annual Performance Bonus for the fiscal year ended February 3, 2007 (“Fiscal 2007”) as a result of the inclusion of both the (i) extraordinary revenues from the termination of the Finder’s Agreement between the Company and Mossimo, Inc. dated as of March 2000, and (ii) the royalty revenues received from Mossimo during Fiscal 2007, shall be excluded from any compensation calculation under this Section 10.2 based on the results from Fiscal 2007.

2.          Stockholder Approval.   This Amendment and the obligations of the Parties hereunder are contingent upon the approval of this Amendment by the Company’s stockholders. In the event that the Company’s stockholders fail to approve this Amendment, this Amendment shall be null and void. The Company will seek approval of this Amendment at its annual stockholders meeting for Fiscal 2007 scheduled to be held on June 12, 2007 and include a proposal regarding the approval of this Amendment in its proxy materials for such meeting.

3.          No Other Amendment.   Except as specifically amended by this Amendment, the Agreement shall continue in full force and effect. In the event of any conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall govern and control.

4.          Governing Law.   The construction, validity and enforceability of this Amendment shall be governed by the laws of the State of California, without regard to its conflicts of laws principles.

5.          Counterparts.   This Amendment may be executed in separate counterparts, each of which so executed and delivered shall constitute an original but all such counterparts shall together constitute one and the same instrument and any one of which may be used to evidence this Amendment.

6.          Severability.   All provisions of this Amendment are severable and any provision which may be prohibited by law shall be ineffective to the extent of such prohibition without invalidating the remaining provisions of this Amendment and the parties hereto agree to cooperate to provide a legal substitute for any provision which is prohibited by law.

7.          Entire Agreement; Modifications and Amendments.   This Amendment, together with the Agreement, constitutes the entire agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements and understandings both oral and written, between the Parties with respect to the subject matter hereof. No provision of this Amendment may be amended or waived unless such amendment or waiver is agreed to in writing, signed by the Parties to this Amendment.

IN WITNESS WHEREOF, each of the Parties has executed this Amendment on the date first written above.

THE WILSTAR GROUP	CHEROKEE INC.
By:	By:
Name:	Name:
Title:	Title:

A-2

APPENDIX B

THE EXISTING MANAGEMENT AGREEMENT

THE SECOND REVISED AND
RESTATED MANAGEMENT AGREEMENT

This Second Revised and Restated Management Agreement (“Agreement”) is entered into as of the 29th day of November, 1999, by and between The Newstar Group, a California corporation d/b/a The Wilstar Group (“Wilstar”) and Cherokee Inc., a Delaware corporation (the “Company”).

WHEREAS, the Board of Directors of the Company believes it to be in the Company’s best interest to continue to engage the management services of Wilstar, which will provide the services of Robert Margolis (“Margolis”), pursuant to the terms of this Agreement and Wilstar desires to accept such engagement;

WHEREAS, on May 4, 1995, the Company and Wilstar entered into a Revised and Restated Management Agreement (as amended April 26, 1996 and July 21, 1997, the “Prior Agreement”) regarding the subject matter hereof and now wish to replace the Prior Agreement, in its entirety, with this Agreement which shall be effective upon the date hereinabove written (except for Sections 3.2 and 3.3, which shall only be effective upon receipt of approval of the stockholders of the Company);

WHEREAS, subject to the terms and conditions set forth herein, the Company and Wilstar wish to set forth their understanding regarding the mutual rights, obligations and responsibilities of Wilstar and the Company in connection with Wilstar’s management of the Company; and

NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Wilstar agree as follows:

Section 1. Term.

1.1        Initial Term.   Except as provided in Sections 1.2 and 9 below, the term of this Agreement shall commence as of the date hereof and shall terminate on February 2, 2002.

1.2        Extended Term.   If the Company’s consolidated “pre-tax earnings” computed in accordance with generally accepted accounting principles (the “Pre-Tax Earnings”), as set forth in the Company’s audited financial statements for any of the Company’s fiscal years during the term hereof, commencing with the fiscal year ended January 29, 2000: (i) are no less than 80% of the Pre-Tax Earnings contained in the budget submitted to and approved by the Compensation Committee of the Board of Directors of the Company for such fiscal year, and (ii) are also no less than the Pre-Tax Earnings for the immediately preceding fiscal year, then the termination date of this Agreement will automatically be extended an additional year (each an “Additional Year”). For the purposes hereof “Term” shall refer to the Initial Term and any Additional Years. For the purposes hereof, the Company’s Pre-Tax Earnings shall not be reduced by any portion of the Note (as defined below) that is forgiven and cancelled.

Section 2. Management Services.

2.1        General Responsibilities. Subject to the supervision of the Board of Directors of the Company, Wilstar shall provide the services of Margolis as the Company’s Chairman of the Board and Chief Executive Officer (“CEO”). Wilstar represents and warrants that it shall be able to deliver Margolis’ services as contemplated hereby and that it shall be able to have Margolis agree to be bound by the terms of this Agreement.

2.2        Management Titles. During the Term of this Agreement, the Board of Directors of the Company shall appoint Robert Margolis Chairman of the Board and CEO with all the powers and authorities as are customarily vested in the chairman of the board and the chief executive officer of a company.

Section 3. Management Compensation. As compensation for its services rendered under this Agreement, the Company shall compensate Wilstar as follows:

3.1        Base Compensation. As its base compensation for services rendered hereunder for the fiscal year of Company ending on January 29, 2000 (“Fiscal 2000”) and for each subsequent fiscal year of Company during the Term hereof, Wilstar shall receive five hundred eighty-seven thousand four hundred fifty dollars ($587,450) per annum from the Company (the “Base Compensation”). Wilstar shall be paid its Base Compensation in monthly installments, in arrears, on the last day of the month. Wilstar acknowledges that as of the date of this Agreement Wilstar has received four hundred eighty-nine thousand five hundred forty-one dollars ($489,541) in Base Compensation for services rendered during Fiscal 2000 and is therefore entitled to receive ninety-seven thousand nine hundred eight dollars ($97,908) in Base Compensation during the remainder of Fiscal 2000. Base Compensation will be subject to increase (and not decrease) for each fiscal year of the Company during the Term hereof (the “New Year”) after Fiscal 2000, as hereinafter provided. If the “Index” (as defined below) for the month of January immediately preceding the beginning of the applicable New Year is higher than the index for the preceding month of January twelve months earlier, the Base Compensation for such New Year will be increased by a percentage equal to the percentage increase in the Index for such two consecutive months of January. The term “Index” means the Consumer Price Index for All Urban Consumers, Los Angeles-Riverside-Orange County, CA, All Items (1982-84=100) compiled by the United States Department of Labor, Bureau of Labor Statistics.

3.2        2000 Performance Bonus. Wilstar shall be entitled to the performance bonus and other compensation as described in, and subject to the terms of, Section 3.2(a).

(a)        In the event the Company’s Pre-Tax Earnings (which shall not be reduced by any portion of the Note (as defined below) that is forgiven and cancelled) during the Company’s fiscal quarter beginning October, 31, 1999 and ending January 29, 2000 (the “Fourth Quarter”), as set forth in the Company’s audited financial statements for Fiscal 2000, are no less than one million six hundred seventy-four thousand seven hundred ten dollars ($1,674,710):

(i)         Wilstar shall receive a performance bonus (the “2000 Performance Bonus”) equal to (x) ten percent (10%) of the Earnings Before Interest, Taxes, Depreciation and Amortization of the Company (“EBITDA”) during Fiscal 2000 in excess of a threshold amount of two million five hundred thousand dollars ($2,500,000) up to ten million dollars ($10,000,000), plus (y) fifteen percent (15%) of EBITDA of the Company during Fiscal 2000 in excess of ten million dollars ($10,000,000); and

(ii)       the Company shall forgive and forever cancel an aggregate of one million eight hundred ninety thousand six hundred twenty-four dollars ($1,890,624) of the principal amount of the Promissory Note, dated December 23, 1997 made by Robert Margolis in favor of the Company (the “Note”).

3.3        Annual Performance Bonus. For services rendered in each fiscal year of Company (during the Term of this Agreement) beginning on or after January 30, 2000, Wilstar shall be entitled to an annual performance bonus as described in, and subject to the terms of, Section 3.3(a).

(a)        For each fiscal year beginning on or after January 30, 2000, if EBITDA of the Company for such fiscal year is no less than five million dollars ($5,000,000), then Wilstar shall receive a performance bonus (the “Annual Performance Bonus”) equal to (x) ten percent (10%) of EBITDA of the Company for such fiscal year in excess of a threshold amount of two million five hundred thousand dollars ($2,500,000)

up to ten million dollars ($10,000,000), plus (y) fifteen percent (15%) of EBITDA of the Company for such fiscal year in excess of ten million dollars ($10,000,000).

3.4        Payment of Performance Bonuses. (a) All performance bonuses payable to Wilstar pursuant to Sections 3.2(a)(i) and 3.3(a) of this Agreement (collectively, “Performance Bonuses”) and any portion of the Note to be forgiven and cancelled pursuant to Section 3.2(a)(ii) of this Agreement shall be paid in full or forgiven and cancelled, as applicable, no later than five (5) business days after the issuance of the financial statements for the applicable fiscal year or if no audited financial statements are issued, no later than ninety (90) calendar days after the end of such fiscal year. Anything set forth herein to the contrary notwithstanding, no Performance Bonuses will be paid to Wilstar hereunder and no portion of the Note will be forgiven and cancelled unless and until the Compensation Committee of the Board of Directors of Company has certified in writing that the terms of this Agreement have been satisfied and such Performance Bonuses and other compensation have been earned and are payable in accordance with this Agreement.

(b)        For purposes of this Agreement, EBITDA shall be determined in accordance with U.S. generally accepted accounting principles and shall be reduced by all accrued compensation expenses attributable to any compensation paid or payable to Wilstar hereunder, including but not limited to the Performance Bonuses and Base Compensation, but shall not be reduced by any portion of the Note that is forgiven and cancelled.

(c)        The following formulas are to be used to calculate any Performance Bonus provided for in this Section 3.

Performance Bonus = IPB + APB (as each term is defined immediately below)

IPB = .1(EBITDA) - 250,000 - .1(Base Compensation)
1.10
APB = .15(EBITDA) - 750,000 - .15(Base Compensation) - 1.15(IPB)
1.15

3.5        Stockholder Approval. Sections 3.2 and 3.3 are contingent upon the approval of the stockholders of the Company. Accordingly, the obligation of the Company to pay the 2000 Performance Bonus pursuant to Section 3.2(a)(i), any Annual Performance Bonus pursuant to Section 3.3(a) or forgive and cancel any portion of the Note pursuant to Section 3.2(a)(ii) is subject to and conditioned upon approval of such Sections by the stockholders of the Company. In the event the stockholders of the Company fail to approve such Sections, such Sections shall be null and void. The Company hereby agrees to use its commercially reasonable best efforts to obtain the approval of Sections 3.2 and 3.3 by the Company’s stockholders. The Company may, at its sole option, seek such approval by either the written consent of the Company’s stockholders or by a vote of the Company’s stockholders at a special meeting of their stockholders called for such purpose. The Company will, no later than December 31, 1999, prepare and file a Proxy Statement or Consent Solicitation Statement with the Securities and Exchange Commission (the “SEC”) with respect to Sections 3.2 and 3.3. As promptly as practicable after the Proxy Statement or Consent Solicitation Statement has been filed with the SEC (and if the SEC has not notified the Company of any comments or requests regarding the Proxy Statement or Consent Solicitation Statement) the Company shall mail the Proxy Statement or Consent Solicitation Statement to the stockholders of the Company. In addition, the parties hereto agree that Sections 3.2 and 3.3, or their successors, shall be resubmitted for stockholder approval within five (5) years after their initial approval and each subsequent approval, as the case may be, and at any time they are materially amended, as may be required by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Section 4. Board of Directors of the Company.

4.1        Composition of the Board. If there are five (5) directors, the Company shall use its commercially reasonable best efforts to ensure (i) that one (1) director is nominated by Wilstar (the “Wilstar Director”) (the initial Wilstar Director shall be Margolis); (ii) that one (1) director (the “Investor Director”) is nominated by the members of the group, other than Margolis, that filed Schedule 13-Ds, dated April 24, 1995, with respect to the purchase of Common Stock of the Company (collectively, the “Outside Investors”); and (iii) that three (3) directors are nominated by the non-Wilstar non-Investor Directors (the “Other Directors”). If there are seven (7) directors, the Company shall use its commercially reasonable best efforts to ensure that a second Investor Director is nominated by Outside Investors and four (4) directors are nominated by the Other Directors. If there are nine (9) directors, the Company shall use its commercially reasonable best efforts to ensure that, in addition to the Wilstar Director and the Investor Directors described above, one (1) director is nominated by Wilstar and the Outside Investors together (the “Wilstar/Investor Director”) and five (5) directors are nominated by the Other Directors. If the Board of Directors is further expanded, the Company shall use its commercially reasonable best efforts to ensure that Wilstar is able to maintain its proportionate representation. During the term of this Agreement, the Company shall use its commercially reasonable best efforts to ensure that the Board shall have such committees as it deems appropriate, but in any event shall have audit and compensation committees, each of which shall be comprised of three (3) members, one (1) of whom shall be an Investor Director and two (2) of whom shall be selected by the entire Board of Directors from all of the remaining Directors (other than the Wilstar Director) provided, however, that at all times that the Company is subject to Section 162(m) of the Code or Section 16 of the Securities Exchange Act of 1934, as amended (the “Act”), the Compensation Committee shall consist solely of two or more members of the Board who constitute “outside directors” within the meaning of Section 162(m) of the Code and as “non-employee” directors within the meaning of Rule 16b-3 under the Act, respectively. During the term hereof, if (x) the size of the Board of Directors is increased or decreased without Wilstar’s maintaining (or increasing) its proportionate representation as described above; (y) the Wilstar Director, the Investor Director(s) and/or the Wilstar/Investor Director is/are not elected to the Board or are not put on the slate of Directors recommended to the Company’s stockholders or any such Director is removed from the Board without Wilstar’s prior approval; or (z) Robert Margolis is not elected Chairman of the Board (without Wilstar’s consent), then Wilstar may elect to treat such events as a breach of this Agreement subject to the terms of Sections 9 and 10 below.

4.2        Board of Director’s Oversight. Wilstar agrees that the Board of Directors shall have approval rights of the Company’s (i) budget, (ii) business plan, (iii) capital expenditures (in excess of twenty-five thousand dollars ($25,000) per quarter), (iv) purchases of any businesses or material assets (outside of the ordinary course of business), (v) sales of any of the Company’s businesses, division or material assets (other than inventory and outside of the ordinary course of business), and (vi) hires of any employees with base salaries (including any contractually promised bonuses) in excess of one hundred thousand dollars ($100,000) per annum. Margolis shall present to the Board of Directors revised business plans within fifteen (15) calendar days after any requests from the Board of Directors.

Section 5. Other Activities of Wilstar and Margolis; Conflict of Interest. During the Term of this Agreement, Margolis agrees to devote substantially all of his business time to the business and affairs of the Company and to use his best efforts to perform faithfully and efficiently the responsibilities assigned to him hereunder to the extent necessary to discharge such responsibilities, except for (i) services on corporate, civic or charitable boards or committees not significantly interfering with the performance of such responsibilities; (ii) periods of vacation and sick leave to which he is entitled; and (iii) the management of personal investments and affairs. During the Term of this Agreement (i) Margolis will not accept any other employment, and (ii) Margolis, Wilstar or any entity controlled by or affiliated with Margolis or Wilstar (each a “Controlled Entity”) will not own (directly, indirectly, of record, beneficially or otherwise) or control the voting power of, greater than 5% of the capital stock or other securities of any corporation or any other business entity that is or may be competitive with the Company or its subsidiaries (each of (i) and (ii), a “Prohibited Activity”), unless all material facts regarding such Prohibited Activity have been presented to the Board of Directors and the disinterested members of the Board of Directors, by duly adopted written resolution, authorize Margolis or Wilstar or the Controlled Entity to engage in such Prohibited Activity. During the Term of this Agreement, Margolis, Wilstar or any Controlled Entity shall not engage or in any manner participate in any outside business activity that relates to the marketing, licensing, sale or distribution of apparel (a “Corporate Opportunity”) unless all material facts regarding such Corporate Opportunity have been presented to the Board of Directors and the disinterested members of the Board of Directors, by duly adopted written resolution, elect not to pursue such Corporate Opportunity.

Section 6. Reimbursement of Expenses. Margolis shall be reimbursed for any and all reasonable business and administrative expenses incurred on the Company’s behalf (including travel, airfare, hotel and other expenses for out-of-town travel) within thirty (30) calendar days after the Company’s receipt of appropriate documentation detailing such expenses; provided, however, that such expenses may be reviewed for their reasonableness and propriety (the “Expense Review”) by the Company’s Chief Operating Officer (or, if the Company has no Chief Operating Officer, its Chief Financial Officer) and/or by the disinterested members of the Board of Directors. The results of any Expense Review shall be final and binding on Margolis and Wilstar.

Section 7. Insurance. The Company shall and hereby covenants to, at its own expense during the term hereof: (i) maintain directors and officers liability insurance policies covering Margolis, with coverage and amounts as determined by the Board of Directors of the Company; and (ii) provide or reimburse Margolis for health and disability insurance in amounts comparable to those afforded to other officers and executives of similar companies or similarly situated officers of the Company, if applicable.

Section 8. Indemnification. To the extent permitted by governing law the Company shall indemnify and hold Margolis and Wilstar and its directors, officers, employees, agents, attorneys, representatives, and controlling persons (collectively, the “Indemnified Parties”) harmless from and against all claims or actions of, or demands, suits or proceedings by any third party, and damages, losses and expenses (including reasonable attorneys’ fees) in connection therewith, arising out of this Agreement and the performance by Wilstar of its responsibilities hereunder; provided, however, such indemnity shall not apply to any such claim, action, demand, suit, proceeding, damage, loss or expense of any Indemnified Party to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily from the gross negligence or willful misconduct of such Indemnified Party. An Indemnified Party shall give prompt written notice if any claim, charge, action or proceeding (“Indemnity Claim”) shall be asserted or commenced which, if successful, could give rise to a claim for indemnification hereunder. Upon notice of any such Indemnity Claim the Company shall, at its own expense, resist and dispose of such claim in such manner as it deems appropriate. The Company shall not, except with the prior written consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which requires the payment of money by or imposes any obligations upon the Indemnified Party or which does not include as an unconditional term, the release of the Indemnified Party (and its officers, directors, employees and agents) by the claimant or plaintiff from any liability in respect to such claim or the defense thereof. The foregoing indemnification obligation shall be in addition to any other liability which the Company may have to the Indemnified Parties under the Certificate of Incorporation of the Company or its By-Laws. No Indemnified Party shall settle any claim, demand, action, suite or proceeding without the consent of the Company, which consent shall not be unreasonably withheld.

Section 9. Events of Termination. This Agreement shall be subject to termination prior to the term set forth in Section 1 upon the occurrence of any of the following:

9.1        Breach of the Agreement. Wilstar may terminate this Agreement in the event the Company materially breaches any of the terms and conditions hereof or fails to perform its material obligations hereunder. For the purposes hereof, notwithstanding the terms of this Agreement, unless initiated by Wilstar and/or Margolis, the occurrence, without the express written consent of Wilstar, Margolis or his designee, of any of the following shall be deemed to be a material breach of this Agreement:

(a)        The assignment to Margolis of any duties materially inconsistent with, or the diminution of Margolis’ positions, titles, offices, duties and responsibilities with the Company, as in effect from time to time hereunder or any removal of Margolis from, or any failure to re-elect Margolis to, any titles, offices or positions held by Margolis hereunder, including the failure of the Board of Directors to elect Margolis or Wilstar’s designee as Chairman of the Board during the term of this Agreement or the failure to elect, or the removal of, any Wilstar and/or Outside Investor nominee as Director from the slate of directors recommended to the Company’s stockholders by the Board of Directors;

(b)        Except as in accordance with the terms hereof, a reduction by the Company in the Base Compensation or any other compensation provided for herein;

(c)        A change or relocation of Margolis’ offices at the Company that materially and adversely affects Margolis’ working environment; or

(d)        Any other substantial, material and adverse changes in Margolis’ working conditions at the Company imposed by the Company.

Upon the occurrence of any of the aforementioned items (a) through (d) above, Wilstar may upon ten (10) business days prior written notice, during which the Company may cure its breaches, terminate this Agreement unless it determines in good faith that such cure would be impossible, in which case termination shall be effective upon such notice.

9.2        Without Cause. The Board of Directors of the Company may terminate this Agreement at any time without cause.

9.3        For Cause. The Board of Directors may terminate this Agreement at any time “for cause.” For the purposes hereof, “for cause” shall be limited to the willful misfeasance or gross negligence on the part of Wilstar or Margolis in connection with the performance of their duties pursuant to this Agreement which willful misfeasance and/or gross negligence shall directly cause material harm to the assets, business or operations of the Company; provided, however, prior to the termination of Wilstar as a result of the willful misfeasance or gross negligence of Wilstar or Margolis, the Board of Directors shall notify Wilstar and Margolis in writing of such acts of willful misfeasance or gross negligence and allow Wilstar and/or Margolis a period of not less than twenty (20) business days to cure such acts; provided further, that if the disinterested members of the Board of Directors determine in good faith that the Company has already suffered material and irreparable harm or will suffer such material or irreparable harm in the event Wilstar is allowed such cure period, such termination will be effective immediately upon notice.

9.4        Death or Disability. This Agreement shall terminate immediately upon Margolis’ death. In addition, upon the failure of Wilstar, during the Term, to render services to the Company for a substantially continuous period of six (6) months, because of Margolis’ physical or mental disability during such period, the Company, acting through its Board of Directors or a committee of its Board of Directors including at least one Investor Director to which such authority has been delegated, may terminate Wilstar’s employment with the Company. If there should be any dispute between the parties as to Margolis’ physical or mental disability at any time, such question shall be settled by the opinion of an impartial reputable physician agreed upon for the purpose by the parties or their representatives, or failing agreement within ten (10) business days of a written request therefor by either party to the other, then one designated by the then president of the Los Angeles Medical Society. The certificate of such physician as to the matter in dispute shall be final and binding on the parties.

Section 10. Compensation to Wilstar in the Event of Early Termination of the Agreement. In the event this Agreement is terminated pursuant to Section 9, Wilstar shall be entitled to the following compensation and payments:

10.1     Minimum Payments. In the event of a termination pursuant to Sections 9.1, 9.2, 9.3 or 9.4, the Company shall (i) pay Wilstar Base Compensation pursuant to Section 3.1 through the date of termination, (ii) reimburse Margolis for all expenses pursuant to Section 6 to the date of termination and (iii) provide ongoing indemnification for Margolis and Wilstar pursuant to Section 8. Wilstar shall be entitled to any unpaid Performance Bonuses earned pursuant to Sections 3.2 or 3.3 during the fiscal year which this Agreement is terminated. Such unpaid Performance Bonuses will be paid pursuant to (and at the time specified in) Section 3.4 and calculated pursuant to Section 3 using the results of the whole fiscal year during which the Agreement is terminated, but will be pro rated for the number of full months occurring in such fiscal year prior to the date of termination. Margolis shall also be entitled to comparable ongoing insurance coverage pursuant to Section 7 as may be available to other terminated officers, employees or directors of the Company.

10.2     Breach by the Company or at the Company’s Will. In addition to the payments and other compensation pursuant to Section 10.1, in the event of a termination pursuant to Sections 9.1 or 9.2, the Company shall pay Wilstar a lump sum in cash within sixty (60) calendar days after the date of termination in an amount equal to three times the sum of (x) the Base Compensation at the rate in effect at the time of the termination and (y) the “Previous Performance Bonus.” For purposes of this Agreement the “Previous Performance Bonus” shall mean an amount equal to the Performance Bonus(es) received by Wilstar (under Sections 3.2(a)(i) and 3.3(a) of this Agreement and, if necessary, Section 3.2 of the Prior Agreement) in the last full fiscal year of the Company ending prior to the date of termination of this Agreement.

10.3     Payment Reductions. Payments by Company to Wilstar and Margolis will be subject to reduction under certain circumstances as hereinafter provided in this Section 10.3:

(a)        For purposes of this Section 10.3, “280G Change in Control” shall mean a change in the ownership of a corporation, a change in the effective control of a corporation or a change in the ownership of a substantial portion of a corporation’s assets, within the meaning of such terms under Section 280G of the Code and the proposed, or if adopted, final, regulations thereunder; a “Payment” shall mean any benefit, payment or distribution (or the acceleration of the vesting of any benefit, payment or distribution) in the nature of compensation to or for Wilstar’s or Margolis’ benefit, whether paid or payable pursuant to this Agreement or otherwise, that is contingent on a 280G Change in Control; “Agreement Payment” shall mean a Payment paid or payable pursuant to this Agreement (determined without regard to this subparagraph (a)); “Present Value” shall mean such value determined in accordance with Section 280G(d)(4) of the Code; and “Reduced Amount” shall mean the amount expressed as a Present Value of Payments which maximizes the aggregate Present Value of all Payments without causing such Payments to be nondeductible by Company because of Section 280G of the Code.

(b)        Anything contained in this Agreement to the contrary notwithstanding, in the event the independent public accountants or auditors serving the Company prior to the 280G Change in Control (the “Accounting Firm”) shall determine that payment of all of the Payments would result in the nondeductibility of some or all of the Payments under Section 280G of the Code, the Accounting Firm also shall determine the amount of Payments that would meet the definition of a

“Reduced Amount.” The Agreement Payments will then be reduced to the extent necessary to assure that the Payments will not exceed the Reduced Amount.

(c)        If the Accounting Firm determines that aggregate Agreement Payments or Payments, as the case may be, should be reduced to the Reduced Amount, Company shall promptly give Wilstar and Margolis notice to that effect and a copy of the detailed calculation thereof, and Wilstar or Margolis may then elect, in their sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the present value of the aggregate Payments equals the Reduced Amount), and Wilstar or Margolis shall advise Company in writing of Wilstar’s or Margolis’ election within ten (10) calendar days of their receipt of notice. If no such election is made by Wilstar or Margolis within such ten-day period, Company may elect which of the Agreement Payments or Payments, as the case may be, shall be eliminated or reduced (as long as after such election the present value of the aggregate Agreement Payments or Payments, as the case may be, equals the Reduced Amount) and shall notify Wilstar and Margolis promptly of such election. All determinations made by the Accounting Firm under this Section 10.3 shall be binding upon Company, Wilstar and Margolis and shall be made within sixty (60) calendar days after a termination of this Agreement or an acquisition of Company. As promptly as practicable following such determination, Company shall pay to or distribute for Wilstar’s or Margolis’ benefit such Payments as are then due to them under this Agreement and shall promptly pay to or distribute for Wilstar’s or Margolis’ benefit in the future such Payments as become due to Wilstar or Margolis under this Agreement.

(d)        As a result of the uncertainty in the application of Section 280G of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that amounts will have been paid or distributed by Company to or for Wilstar’s or Margolis’ benefit pursuant to this Agreement which should not have been so paid or distributed (“Overpayment”) or that additional amounts which will have not been paid or distributed by Company to or for Wilstar’s or Margolis’ benefit pursuant to this Agreement could have been so paid or distributed (“Underpayment”), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the Accounting Firm, based either upon the assertion of a deficiency by the Internal Revenue Service against Company, Wilstar or Margolis which the Accounting Firm believes has a high probability of success or controlling precedent or other substantial authority, determines that an Overpayment has been made, any such Overpayment paid or distributed by Company to or for Wilstar’s or Margolis’ benefit shall be treated for all purposes as a loan ab initio to Wilstar or Margolis which Wilstar or Margolis, as applicable, shall repay to Company together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code within thirty (30) calendar days following such determination. In the event that the Accounting Firm, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by Company to or for Wilstar’s or Margolis’ benefit together with interest at the applicable federal rate provided for under Section 7872(f)(2) of the Code.

(e)        Company will bear the fees and expenses of the Accounting Firm in making the determinations required by this Section 10.3.

(f)         The Accounting Firm shall furnish Wilstar and Margolis with its opinion that the filing by Wilstar and Margolis of its or his federal income tax return in accordance with the Accounting Firm’s determination in accordance with this Section 10.3 will not result in the imposition of a negligence or similar penalty on Wilstar or Margolis; provided, however, that if the opinion of the Accounting Firm cannot be obtained using reasonable efforts and at a reasonable cost, the Company shall provide Wilstar or Margolis such other written advice of the Accounting Firm as shall be reasonably obtainable.

Section 11. No Actions. Except as specifically contemplated hereby, during the term of this Agreement, the Company and its Board of Directors shall not enter into or authorize any contracts, or take any other actions which would be inconsistent or interfere with, modify or supersede the management responsibilities delegated to Wilstar under this Agreement or otherwise impair or interfere with Wilstar’s ability to manage the operations of the Company in accordance with the terms hereof.

Section 12. Miscellaneous Terms.

12.1     Jurisdiction. Each of the Company and Wilstar acknowledges and agrees that the sole forum for commencing or pursuing any proceeding with respect to disputes arising under or in connection with this Agreement, any provisions hereunder, or any other document or instrument entered into or given or made pursuant to this Agreement is, and each party irrevocably submits itself to the personal jurisdiction of, the Superior Court for the County of Los Angeles. All parties hereto consent and agree that such courts shall have sole original jurisdiction over any matter arising under or in connection with this Agreement. This consent to jurisdiction shall be self-operative and no further instrument or action, other than service of process as provided in this Agreement and as permitted by law, shall be necessary to confer jurisdiction upon the parties hereto in such courts.

12.2     Service and Venue. Each of the Company and Wilstar expressly covenants and agrees that service of process may be made, and personal jurisdiction over said party obtained, by serving a copy of the Summons and Complaint upon said party in accordance with the applicable laws and rules of the pertinent court having jurisdiction over the case pursuant to Section 12.1.

12.3     Notices. All notices, requests, demands and other communications called for or contemplated hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, (ii) on the first business day following the date of dispatch if delivered by a nationally recognized next-day courier service, (iii) on the seventh business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid or (iv) if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in (ii) or (iii) above, when transmitted and receipt is confirmed by telephone. All notices, requests, demands and other communications shall be addressed to the parties at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

If to the Company:	Cherokee Inc.
6835 Valjean Avenue
Van Nuys, CA 91406
Attention: Chief Financial Officer
Fax: (818) 908-9191
If to Wilstar:	The Wilstar Group
6835 Valjean Avenue
Van Nuys, CA 91406
Attention: Robert Margolis
Fax: (818) 908-9191

12.4     Modification; Waiver. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the parties hereto. There shall be no waiver of any of the provisions of this Agreement unless in writing signed by the party against which the waiver is sought to be enforced.

12.5     Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California applicable to agreements to be entered into and wholly performed within said state without reference to the conflicts of law provisions thereof.

12.6     Construction of Agreement. The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any of the parties hereto. Headings at the beginning of Sections, Subsections, paragraphs and subparagraphs of this Agreement are solely for convenience of reference and shall not constitute a part of this Agreement for any other purpose. When required by the context, whenever the singular number is used in this Agreement, the same shall include the plural, and the plural shall include the singular, the masculine gender shall include the feminine and neuter genders, and vice versa.

12.7     Relationship of Parties, Other Activities. The relationship of Wilstar to the Company is one of an independent contractor and is purely contractual and no officer or employee of Wilstar shall be deemed an employee of the Company for any purpose whatsoever.

12.8     Further Assurances. After the effective date of this Agreement, each party agrees to execute any and all such further agreements, instruments or documents, and to take any and all such further action as may be necessary or desirable to carry out the provisions hereof and to effectuate the purposes of this Agreement.

12.9     Attorneys’ Fees. In the event any action in law or equity or other proceeding is brought for the enforcement of this Agreement or in connection with an interpretation of the provisions of this Agreement, the Court shall award reasonable attorneys’ fees and other costs reasonably incurred in such action or proceeding to the parties based on its judgment of the relative merits of their respective claims.

12.10   Severability. Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement, shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

12.11   Integration: Parties in Interest. This Agreement contains the entire agreement of the parties with respect to the subject matter thereof and supersedes all prior agreements between the parties, whether written or oral. No party shall be liable or bound to any other party in any manner except as specifically set forth in this Agreement. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not. No party hereto shall have the right to assign this Agreement without the prior written consent of the other party hereto; provided, however, that so long as Margolis continues to serve the Company pursuant to this Agreement, Wilstar may assign this Agreement to Margolis or another entity that is a successor to, or affiliated with, Wilstar.

12.12   Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. A facsimile copy of a signed execution page shall constitute due execution of this Agreement and shall binding upon the executing party.

{Signature page follows}

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the first date hereinabove written.

CHEROKEE, INC.
By:	/s/ CAROL GRATZKE
Carol Gratzke
Chief Financial Officer and Secretary
NEWSTAR GROUP
By:	/s/ ROBERT MARGOLIS
Robert Margolis
Chief Executive Officer

PROXY

CHEROKEE INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF CHEROKEE INC.

2007 Annual Meeting of Stockholders, August 28, 2007

The undersigned hereby appoints Robert Margolis and Keith Hull, and each of them, proxies for the undersigned with full power of substitution, to vote all of the shares which the undersigned is entitled to vote, with all powers the undersigned would possess if personally present at the 2007 Annual Meeting of Stockholders of Cherokee Inc. (including any adjournment or postponement thereof) to be held at the Shutters on the Beach Hotel, One Pico Boulevard, Santa Monica, California 90405, on August 28, 2007 at 10:00 A.M. Pacific Time, on all matters that may come before the Annual Meeting or any adjournment or postponement thereof.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH PROXY CARD HERE

(continued from other side)

The Board of Directors recommends a vote “FOR” the directors listed below and a vote “FOR” Proposal 2.

1.

To elect five (5) directors for a one-year term to expire at the 2008 Annual Meeting of Stockholders. Our present Board of Directors has nominated and recommends for election as director the following persons:

01. Robert Margolis,
02. Timothy Ewing,
03. Dave Mullen,
04. Jess Ravich and
05. Keith Hull

☐	FOR all nominees listed above	☐	WITHHOLD AUTHORITY for all nominees	☐	FOR ALL EXCEPT (see instructions below)

2.	To approve the proposed amendment to the Second Revised and Restated Management Agreement between Cherokee Inc. and The Newstar Group d/b/a The Wilstar Group.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	In their discretion, the Proxies, identified on the front of this card, are authorized to vote upon such other business as may properly come before the Annual Meeting.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the “FOR ALL EXCEPT” box and write the name(s) of such nominee(s) on the space provided below.)

EXCEPTIONS

NOTE: Please sign your name exactly as it appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.

Dated:	, 2007

Signature

Signature

Title(s)

Please Detach Here

You Must Detach This Portion of the Proxy Card

Before Returning it in the Enclosed Envelope